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                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION

                          SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                               PROXIM CORPORATION

                                       AND

                           THE PURCHASERS NAMED HEREIN

                            DATED AS OF JULY 27, 2004

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                                TABLE OF CONTENTS

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                                                                                                       Page
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1.       Definitions...............................................................................      1

2.       Authorization, Purchase and Sale of Notes; Exchange of the Outstanding Notes..............     10

   2.1.  Authorization of Securities...............................................................     10
   2.2.  Issuance of the Notes; Exchange of the Outstanding Notes..................................     10
   2.3.  The Exchange..............................................................................     11
   2.4.  The Closing and the Exchange Closing......................................................     11
   2.5.  Use of Proceeds...........................................................................     12

3.       Representations and Warranties of the Company.............................................     12

   3.1.  Incorporation.............................................................................     12
   3.2.  Subsidiaries..............................................................................     12
   3.3.  Capitalization............................................................................     12
   3.4.  Authorization.............................................................................     13
   3.5.  Valid Issuance............................................................................     14
   3.6.  Financial Statements......................................................................     14
   3.7.  Absence of Certain Changes................................................................     14
   3.8.  Absence of Litigation.....................................................................     14
   3.9.  Intellectual Property.....................................................................     15
   3.10. Disclosure Documents......................................................................     15
   3.11. Books and Records.........................................................................     16
   3.12. Consents..................................................................................     16
   3.13. No Conflict...............................................................................     16
   3.14. Brokers or Finders........................................................................     16
   3.15. Nasdaq National Market....................................................................     16
   3.16. No Manipulation of Stock..................................................................     17
   3.17. Company Not an "Investment Company".......................................................     17
   3.18. Title to Property and Assets..............................................................     17
   3.19. Labor Relations...........................................................................     17
   3.20. Employee Benefits.........................................................................     17
   3.21. Environmental Matters.....................................................................     18
   3.22. Taxes.....................................................................................     19
   3.23. Insurance.................................................................................     19
   3.24. General Solicitation; No Integration......................................................     20
   3.25. Accounting Controls.......................................................................     20
   3.26. By-Laws...................................................................................     20
   3.27. Opinion of the Financial Advisor..........................................................     20

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
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4.       Representations and Warranties of Each Purchaser..........................................     20

   4.1.  Organization..............................................................................     20
   4.2.  Authorization.............................................................................     20
   4.3.  Purchase Entirely for Own Account; Etc....................................................     20
   4.4.  Investor Status; Etc......................................................................     21
   4.5.  Securities Not Registered.................................................................     21
   4.6.  No Conflict...............................................................................     21
   4.7.  Brokers...................................................................................     21
   4.8.  Consents..................................................................................     21
   4.9.  No Manipulation of Stock..................................................................     21
   4.10. No General Solicitation...................................................................     21

5.       Covenants.................................................................................     22

   5.1.  HSR Act Filings...........................................................................     22
   5.2.  Other Governmental Approvals..............................................................     22
   5.3.  Further Assurances........................................................................     22
   5.4.  Board Designees and Observers.............................................................     22
   5.5.  Series C Preferred Certificate of Designations............................................     24
   5.6.  Covenant Pending the Closing..............................................................     24
   5.7.  Proxy Statement...........................................................................     24
   5.8.  Subscription Right........................................................................     25
   5.9.  Standstill................................................................................     25
   5.10. Nominating Committee; Agreement to Vote...................................................     25
   5.11. Affirmative Covenants in Connection with the Sale of the Notes............................     26
   5.12. Negative Covenants in Connection with the Sale of the Notes...............................     27
   5.13. Exchange of Notes Upon a Qualified Transaction............................................     30
   5.14. Stock Options.............................................................................     31

6.       Conditions Precedent......................................................................     31

   6.1.  Conditions to the Obligation of the Purchasers to Consummate the Closing..................     31
   6.2.  Conditions to the Obligation of the Company to Consummate the Closing.....................     32
   6.3.  Conditions Precedent to the Exchange Closing..............................................     33

7.       Registration of the Securities; Compliance with the Securities Act........................     33

   7.1.  Securities Law Transfer Restrictions......................................................     33
   7.2.  Legends...................................................................................     33
   7.3.  Registration Procedures and Other Matters.................................................     34
   7.4.  Transfer of Securities; Suspension........................................................     35
   7.5.  Company Registration......................................................................     37
   7.6.  Indemnification...........................................................................     38
   7.7.  Termination of Conditions and Obligations.................................................     41
   7.8.  Information Available.....................................................................     41
   7.9.  Delay of Registration.....................................................................     42

                                       ii

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
8.       Termination...............................................................................     42

   8.1.  Termination...............................................................................     42
   8.2.  Effect of Termination.....................................................................     42

9.       Miscellaneous Provisions..................................................................     42

   9.1.  Public Statements or Releases.............................................................     42
   9.2.  Rights Cumulative.........................................................................     42
   9.3.  Pronouns..................................................................................     42
   9.4.  Notices...................................................................................     43
   9.5.  Captions..................................................................................     43
   9.6.  Severability..............................................................................     43
   9.7.  Confidentiality...........................................................................     43
   9.8.  Governing Law; Injunctive Relief..........................................................     44
   9.9.  Waiver....................................................................................     44
   9.10. Expenses..................................................................................     44
   9.11. Assignment................................................................................     44
   9.12. Counterparts..............................................................................     45
   9.13. 2002 Purchase Agreement and 2003 Purchase Agreement.......................................     45
   9.14. Entire Agreement..........................................................................     45

EXHIBITS

Exhibit A -- Schedule of Purchasers

Exhibit B -- Form of Notes

Exhibit C -- Form of Certificate of Designations, Preferences and Rights of the
             Series C Preferred Stock

Exhibit D -- Form of Pledge and Security Agreement

Exhibit E -- Form of Intercreditor Agreement

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 27th day of July 2004 by and among Proxim Corporation, a Delaware corporation with its principal office at 935 Stewart Drive, Sunnyvale, California 94085 (the "Company"), and each of the purchasers named in Exhibit A hereto (each, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company has authorized the issuance of (i) the Notes (as defined below) and (ii) up to 400,000 shares of its Series C Preferred Stock, par value $.01 per share (the "Preferred Stock");

         WHEREAS, the Company seeks financing for general corporate purposes;

         WHEREAS, the Company desires to issue and sell to each Purchaser pursuant to this Agreement, and each Purchaser, severally, desires to purchase from the Company the aggregate principal amount of the Notes as is set forth opposite its respective name in Exhibit A hereto under the heading "Principal Amount of Notes to be Purchased";

         WHEREAS, in connection with the issuance of the Notes, each Purchaser, severally, desires to exchange the Outstanding Notes (as defined below) held by such Purchaser in accordance with the terms of such Outstanding Notes and the 2003 Purchase Agreement (as defined below) for the number of shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") as is set forth opposite its respective name in Exhibit A hereto under the heading "Shares of Series B Preferred Stock Issuable upon Exchange of the Outstanding Notes"; and

         WHEREAS, in connection with the issuance of the Notes, each Purchaser, severally, desires to, immediately upon receipt of Stockholder Approval (as defined below), exchange (the "Exchange") (i) all shares of Series A Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock"), (ii) all shares of Series B Preferred Stock and (iii) all Warrants (as defined below) then held by such Purchaser for the number of shares of Common Stock and Series C Preferred Stock as is set forth opposite its respective name in Exhibit A hereto under the headings "Common Stock Issuable upon Stockholder Approval of the Exchange" and "Series C Preferred Stock Issuable upon Stockholder Approval of the Exchange."

         NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         1.1. "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  1.2. "Agreement" has the meaning set forth in the preamble herein.

                  1.3. "Announcement Date" means July 27, 2004.

                  1.4. "BCP" means BCP Capital, L.P. (formerly Broadview Capital Partners, L.P.), BCP Capital QPF, L.P. (formerly Broadview Capital Partners Qualified Purchaser Fund, L.P.) and BCP Affiliates Fund LLC (formerly Broadview Capital Partners Affiliates Fund L.L.C.)

                  1.5. "Bear Stearns" means Bear, Stearns & Co., Inc., financial adviser to the Company.

                  1.6. "Beneficially Owns" or "Beneficially Owned" has the meaning set forth in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

                  1.7. "Board Designee" has the meaning set forth in Section 5.4(a) herein.

                  1.8. "Board of Directors" has the meaning set forth in Section
3.4 herein.

                  1.9. "Business Day" means any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

                  1.10. "Charter Amendment Proposals" has the meaning set forth in Section 5.7(b) herein.

                  1.11. "Class B Common Stock" has the meaning set forth in
Section 3.3(a) herein.

                  1.12. "Closing" has the meaning set forth in Section 2.4(a) herein.

                  1.13. "Closing Date" has the meaning set forth in Section 2.4(a) herein.

                  1.14. "Code" means the Internal Revenue Code of 1986, as amended.

                  1.15. "Collateral" has the meaning set forth in the Pledge and Security Agreement.

                  1.16. "Collateral Agent" means Warburg.

                  1.17. "Commitment" has the meaning set forth in Section 3.7 herein.

                  1.18. "Common Stock" means the class A common stock, par value $.01 per share, of the Company.

                  1.19. "Company" has the meaning set forth in the Preamble herein.

                  1.20. "Confidential Information" has the meaning set forth in
Section 9.7 herein.

                  1.21. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  1.22. "Disclosure Documents" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed by the Company on March 15, 2004; the Company's Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, filed by the Company on April 8, 2004; the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2004; and any Current Reports on Form 8-K filed by the Company on or after January 1, 2004, together in each case with any documents incorporated by reference therein or exhibits thereto.

                  1.23. "Disclosing Party" has the meaning set forth in Section
9.7 herein.

                  1.24. "Disclosure Schedule" has the meaning set forth in
Section 3 herein.

                  1.25. "Employees" has the meaning set forth in Section 3.19 herein.

                  1.26. "Environmental Laws" has the meaning set forth in
Section 3.21(b) herein.

                  1.27. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.28. "ERISA Affiliate" has the meaning set forth in Section 3.20(a) herein.

                  1.29. "Event of Default" has the meaning ascribed to it in
Section 7 of the Notes.

                  1.30. "Exchange" has the meaning set forth in the Recitals herein.

                  1.31. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  1.32. "Exchange Closing" has the meaning set forth in Section 2.4(b) herein.

                  1.33. "Financial Statements" has the meaning set forth in
Section 3.6 herein.

                  1.34. "Foreign Plans" has the meaning set forth in Section 3.20(h) herein.

                  1.35. "Former Employees" means individuals other than Employees who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company.

                  1.36. "GAAP" has the meaning set forth in Section 3.6 herein.

                  1.37. "Guaranteeing Subsidiaries" means Proxim Wireless Networks, Inc., WirelessHome Corporation and Proxim International Holdings, Inc. (formerly Western Multiplex International Holdings, Inc.).

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                  1.38. "Hazardous Material" has the meaning set forth in
Section 3.21(a) herein.

                  1.39. "Holders" has the meaning set forth in Section 7.4(a) herein.

                  1.40. "HSR Act" has the meaning set forth in Section 3.12 herein.

                  1.41. "Independent Directors" means members of the Board of Directors who are: (i) not officers, directors or affiliates of the Company;
(ii) independent as defined under applicable requirements of federal law, state law and Nasdaq; and (iii) unaffiliated with any Purchaser.

                  1.42. "Intellectual Property" has the meaning set forth in
Section 3.9 herein.

                  1.43. "Intercreditor Agreement" means the Intercreditor Agreement by and among SVB, the Company, the Collateral Agent and the Guaranteeing Subsidiaries substantially in the form attached hereto as Exhibit H.

                  1.44. "Investment Company Act" has the meaning set forth in
Section 3.17 herein.

                  1.45. "Irreparable Breach" has the meaning set forth in
Section 9.8(b) herein.

                  1.46. "Liability" means any liability or obligation whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due, including, without limitation, any obligation that is created, issued, incurred or assumed by the Company for borrowed money or arising out of any credit facility or for the deferred purchase price of property or services (such as any obligation of the Company under any conditional sale or other title retention agreement; any guaranty by the Company of liabilities or indebtedness of any other party; the capitalized amount under any capital lease by the Company as lessee or which is the substantial equivalent of a financing of the property so leased; and any reimbursement or similar obligation in respect of any letter of credit or other financial accommodation).

                  1.47. "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  1.48. "Loan Documents" means this Agreement, the Notes, the Pledge and Security Agreement, the Intercreditor Agreement and any other agreement, document or instrument pursuant to which the Company grants, or confirms a grant of, a Lien on or security interest in any of its assets, properties or rights, interests as security for the Obligations.

                  1.49. "Material Adverse Change" means (i) any change, event or occurrence which, individually or in the aggregate, has had a material adverse effect on, or a material adverse change in (a) the business, operations, financial condition or results of operations of the

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Company and its subsidiaries, taken as a whole, that had the effect of reducing revenues or net income of the Company and its subsidiaries, taken as a whole, by more than $15 million in any quarter compared to published financial statements (if publicly announced) or consensus analysts estimates (in the case of a quarter for which financial results have not yet been publicly announced) and that was not disclosed in any Disclosure Document filed on or prior to the date hereof (and excluding, in all cases, the effects of any restructuring charges already taken or otherwise publicly announced, and the effects of terminating the Company's 305 Soquel Way lease obligation, as publicly disclosed by the Company), or (b) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (w) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (x) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (y) resulting from the public announcement of the transactions contemplated by this Agreement or (z) arising out of or resulting from actions of the Purchasers in connection with this Agreement, (ii) any adverse ruling or judgment in the pending Symbol patent infringement litigation, other than an adverse ruling or judgment that is disclosed, or is a confirmation of an existing adverse ruling or judgment that is disclosed, in Section 3.8 of the Disclosure Schedule, which ruling or judgment results in the obligation of the Company and/or any of its subsidiaries under GAAP to establish a reserve in respect of such ruling or judgment in an amount excess of $5 million, or (iii) any other rulings or judgments made against the Company and or/any of its subsidiaries in litigations other than the Symbol patent infringement litigation, the effects of which rulings or judgments are material and adverse to the Company and its subsidiaries, taken as a whole.

                  1.50. "Material Adverse Effect" means, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under any of the Loan Documents, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, or (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement.

                  1.51. "NASD" has the meaning set forth in Section 3.15 herein.

                  1.52. "Nasdaq" has the meaning set forth in Section 3.15 herein.

                  1.53. "Notes" means one or more senior secured promissory note(s) containing the same terms and conditions, and with the same exchange features, as set forth in the form of note attached hereto as Exhibit B.

                  1.54. "Obligations" has the meaning set forth in the Pledge and Security Agreement.

                  1.55. "Outstanding Notes" means (i) the $30,000,000 aggregate principal amount of the Company's Amended and Restated Secured Subordinated Promissory Notes and (ii) the $10,000,000 aggregate principal amount of the Company's Senior Secured Promissory Notes, in each case issued to the Purchasers pursuant to the terms of the 2003 Purchase Agreement.

                  1.56. "Permitted Lien" means any of the following Liens:

                  (a) Liens for Taxes or assessments and similar charges, which are either (i) not delinquent or (ii) being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves on its books;

                  (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, carriers or other like Liens, incurred in the ordinary course of business, which are to be paid in the ordinary course of business or which are being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves on its books;

                  (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title that do not materially impair the use of any property which is material in the operation of the Company's business;

                  (d) Liens securing purchase money equipment lease (or similar) obligations, but only in the property which is the subject of such obligations and only to the extent such obligations are permitted pursuant to the terms hereof;

                  (e) Liens arising under or pursuant to the Loan Documents;

                  (f) Liens in respect of judgments or awards with respect to which the Company, in good faith, is prosecuting an appeal or proceeding for review and in respect of which a stay of execution upon such appeal or proceeding for review shall have been secured, and as to which judgments or awards the Company shall have established adequate reserves on its books;

                  (g) pledges or deposits made in the ordinary course of the Company's business consistent with past practice to secure payment of workers' compensation or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs;

                  (h) Liens existing on the date hereof, including the Liens granted to SVB under the SVB Agreements;

                  (i) nonexclusive licenses and sublicenses granted by the Company in the ordinary course of its business;

                  (j) leases or subleases granted in the ordinary course of the Company's business, including in connection with Company's leased premises or leased property;

                  (k) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and not representing an obligation for borrowed money, provided the total amount of all such outstanding deposits under this clause (k) does not exceed $250,000 at any time outstanding;

                  (l) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

                  (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (n) Liens on insurance proceeds securing the payment of financed insurance premiums; and

                  (o) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (d), (e) and (h), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase and maturity may not decrease.

                  1.57. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

                  1.58. "Plans" means employee benefit plans as defined in
Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for Employees or Former Employees.

                  1.59. "Pledge and Security Agreement" means the Pledge and Security Agreement by and among the Company, the Collateral Agent and the Purchasers (with respect to accepting and agreeing to the provisions of Articles X and XI thereof), in substantially the form attached hereto as Exhibit D.

                  1.60. "Proposed Securities" has the meaning set forth in
Section 5.8(a)(i) herein.

                  1.61. "Proposed Transaction" means the transactions contemplated by the Transaction Documents.

                  1.62. "Prospectus" has the meaning set forth in Section 7.3(c) herein.

                  1.63. "Purchaser" has the meaning set forth in the Preamble herein.

                  1.64. "Qualified Transaction" means a transaction or series of related transactions occurring after the date hereof in which the Company issues and sells shares of Common Stock and/or warrants to purchase Common Stock in exchange for aggregate gross proceeds to the Company of at least $20 million, which proceeds shall be remitted to the Company on the date of the closing of such transaction (excluding the principal amount of the Notes exchanged in such transaction).

                  1.65. "Recipient" has the meaning set forth in Section 9.7 herein.

                  1.66. "Registration Statement" has the meaning set forth in
Section 7.3(a) herein.

                  1.67. "SEC" means the Securities and Exchange Commission.

                  1.68. "Securities" means the Notes, the shares of Series C Preferred Stock and Common Stock issuable upon the Exchange; provided, that for purposes of Section 7 (other than Section 7.1 and 7.2), "Securities" shall not include the Notes or the Series C Preferred Stock; provided, further, that for purposes of Section 7.3, "Securities" shall also include the shares of Common Stock issuable upon the Exchange and upon the exchange of the Notes pursuant to
Section 5.13.

                  1.69. "Securities Act" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  1.70. "Series A Preferred Stock" has the meaning set forth in the Recitals herein.

                  1.71. "Series A Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, which was filed with the Secretary of State of the State of Delaware on August 2, 2002, pursuant to the 2002 Purchase Agreement.

                  1.72. "Series B Preferred Stock" has the meaning set forth in the Recitals herein.

                  1.73. "Series B Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company, which was filed with the Secretary of State of the State of Delaware on December 15, 2003, pursuant to the 2003 Purchase Agreement.

                  1.74. "Series C Preferred Stock" has the meaning set forth in the Recitals herein.

                  1.75. "Series C Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series C Preferred Stock of the Company, which will be filed within two Business Days of receipt of Stockholder Approval with the Secretary of State of the State of Delaware, which shall contain the same terms and conditions set forth in the copy attached hereto as Exhibit C.

                  1.76. "Special Meeting" means the special meeting of the stockholders of the Company called by the Company to vote on the Special Meeting Proposals.

                  1.77. "Special Meeting Proposal" means (i) the issuance of shares of Series C Preferred Stock and Common Stock upon exchange of the shares of Series A Preferred Stock, shares of Series B Preferred Stock and Warrants held by the Purchasers in accordance with the terms of this Agreement, (ii) the election of three Class I directors of the Company, (iii) the ratification of the appointment of PriceWaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004 and (iv) such other proposals approved by the Company's Board of Directors, including the affirmative vote of at least one (1) Board Designee.

                  1.78. "Stockholder Approval" means stockholder approval of the Special Meeting Proposals.

                  1.79. "Suspension" has the meaning set forth in Section 7.4(c) herein.

                  1.80. "Suspension Notice" has the meaning set forth in Section 7.4(c) herein.

                  1.81. "SVB" means Silicon Valley Bank.

                  1.82. "SVB Agreements" means collectively the SVB A/R Financing Agreement and the SVB Overadvance Agreement.

                  1.83. "SVB A/R Financing Agreement" means collectively the (a) Loan and Security Agreement, dated as of December 27, 2002 and as amended on March 18, 2003, between SVB and the Company, (b) the Intellectual Property Security Agreement, dated as of December 27, 2002, between SVB and the Company,
(c) the Letter Agreement, dated June 13, 2003, between SVB and the Company and
(d) the Accounts Receivable Financing Agreement, dated as of June 13, 2003, between SVB and the Company and all schedules, exhibits and annexes attached thereto and all amendments or supplements thereof.

                  1.84. "SVB Overadvance Agreement" means the Temporary Overadvance Agreement, dated as of June 23, 2003, between SVB and the Company (as amended or supplemented from time to time).

                  1.85. "Symbol" means Symbol Technologies Inc.

                  1.86. "Tax Returns" means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

                  1.87. "Taxes" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

                  1.88. "Transaction Documents" means this Agreement, the Notes, the Pledge and Security Agreement, the Intercreditor Agreement and the Series C Preferred Certificate of Designations.

                  1.89. "Transaction Fees" has the meaning set forth in Section
9.10 herein.

                  1.90. "Transferee" has the meaning set forth in Section 7.4(a) herein.

                  1.91. "2002 Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 16, 2002 and as amended, by and among the Company and the purchasers named therein.

                  1.92. "2003 Purchase Agreement" means that certain Amended and Restated Securities Purchase Agreement, dated as of October 21, 2003 and as amended, by and among the Company and the purchasers named therein.

                  1.93. "UCC" means the Uniform Commercial Code (or similar statute) of any applicable jurisdiction.

                  1.94. "Voting Stock" has the meaning set forth in Section 5.9 herein.

                  1.95. "Warburg" means Warburg Pincus Private Equity VIII, L.P. and its Affiliates.

                  1.96. "Warrants" means the warrants issued to the Purchasers pursuant to the 2002 Purchase Agreement and the 2003 Purchase Agreement.

                  2. Authorization, Purchase and Sale of Notes; Exchange of the Outstanding Notes.

                  2.1. Authorization of Securities. The Company has, or on or before the Closing Date will have, (i) authorized the Notes, (ii) authorized a series of its preferred stock consisting of 400,000 shares of Series C Preferred Stock designated as its "Series C Preferred Stock," (iii) authorized the issuance of the shares of Common Stock issuable upon the Exchange and (iv) authorized the issuance of the shares of Series B Preferred Stock issuable upon exchange of the Outstanding Notes in accordance with the terms of such Outstanding Notes and the 2003 Purchase Agreement. The terms, limitations and relative rights and preferences of the Series C Preferred Stock are set forth in the Series C Preferred Certificate of Designations.

                  2.2. Issuance of the Notes; Exchange of the Outstanding Notes.

                  (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser, severally, shall purchase from the Company the aggregate principal amount of Notes as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Principal Amount of Notes to be Purchased" at a purchase price equal to the principal amount of Notes purchased by such Purchaser.

                  (b) Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue to each Purchaser in exchange for the surrender and cancellation by each Purchaser of the Outstanding Notes issued to such Purchaser pursuant to the 2003 Purchase Agreement, the number of shares of Series B Preferred Stock as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Shares of Series B Preferred Stock Issuable Upon Exchange of the Outstanding Notes."

                  2.3. The Exchange. Subject to and upon the terms and conditions set forth in this Agreement, at the Exchange Closing, the Company shall issue to each Purchaser, in exchange for the surrender and cancellation by each Purchaser of the shares of Series A Preferred Stock, shares of Series B Preferred Stock and Warrants then owned by such Purchaser, (i) the number of shares of Common Stock as is set forth opposite such Purchaser's name in Exhibit A hereto under the headings "Common Stock Issuable upon Stockholder Approval of the Exchange" and (ii) the number of shares of Series C Preferred Stock as is set forth opposite such Purchaser's name in Exhibit A hereto under the headings "Series C Preferred Stock Issuable upon Stockholder Approval of the Exchange."

                  2.4. The Closing and the Exchange Closing.

                  (a) The closing of the transactions contemplated by Section
2.2 (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California on the date hereof or such other date mutually agreed between the parties (the "Closing Date"). At the Closing, the Company shall deliver to each Purchaser (i) one or more Note(s) in the principal amount as set forth opposite such Purchaser's name on Exhibit A hereto, against payment to the Company of the purchase price therefor by wire transfer to the Company of immediately available funds in an amount equal to the principal amount of Notes to be issued to such Purchaser and (ii) upon delivery for cancellation by each Purchaser to the Company of the Outstanding Notes held by such Purchaser, one or more certificate(s) for the number of shares of Series B Preferred Stock being issued to it, as set forth on Exhibit A hereto, registered in the name of such Purchaser. Upon cancellation of all of the Outstanding Notes, the Company shall be forever released from all of its obligations and liabilities to the Purchasers under the Outstanding Notes. The Company and the Purchasers shall also deliver all Transaction Documents deliverable in connection with the Closing.

                  (b) The closing of the transactions contemplated by Section
2.3 (the "Exchange Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California on the second Business Day following the date of receipt of the Stockholder Approval. At the Exchange Closing, the Company shall deliver to each Purchaser upon delivery for cancellation by each Purchaser to the

Company of the certificates evidencing the Series A Preferred Stock, Series B Preferred Stock and Warrants held by such Purchaser (i) one or more certificate(s) for the number of shares of Common Stock, registered in the name of such Purchaser, as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Common Stock Issuable upon Stockholder Approval of the Exchange" and (ii) one or more certificate(s) for the number of shares of Series C Preferred Stock, registered in the name of such Purchaser, as is set forth opposite such Purchaser's name in Exhibit A hereto under the heading "Series C Preferred Stock Issuable upon Stockholder Approval of the Exchange." The Company and the Purchasers shall also deliver all Transaction Documents deliverable in connection with the Exchange Closing. If at the Special Meeting the stockholders of the Company do not approve the Special Meeting Proposals, then no Exchange Closing shall occur and the Series A Preferred Stock, Series B Preferred Stock and Warrants shall remain outstanding in accordance with their respective terms.

                  2.5. Use of Proceeds. The Company will apply the net proceeds from the issuance of the Notes for general corporate purposes.

                  3. Representations and Warranties of the Company. Except as set forth in any Disclosure Document filed prior to the date hereof or in a corresponding numbered section of the disclosure schedule delivered to each Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to each of the Purchasers as follows:

                  3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

                  3.2. Subsidiaries. The Company has no material subsidiaries and no material interests or investments in any partnership, trust or other entity or organization. No subsidiary of the Company conducts or is engaged in any business of any kind nor has any material assets. Each subsidiary of the Company that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any Lien other than any of the foregoing encumbered pursuant to the SVB Agreements and pursuant to the Outstanding Notes.

                  3.3. Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 390,000,000 shares of Common Stock, 10,000,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock"), 3,000,000 shares of Series A Preferred Stock, and 22,000,000 shares of undesignated preferred stock, par value $.01 per share. As of the date of this Agreement, there are no shares of Class B Common Stock or Series B Preferred Stock outstanding and 3,000,000 shares of Series A Preferred Stock are outstanding. The number of outstanding shares of Common Stock as of July 26, 2004 was 123,420,453 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at July 26, 2004 was 29,341,392. All such shares of Common Stock and Series A Preferred Stock have been duly authorized, and all such issued and outstanding shares of Common Stock and Series A Preferred Stock have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock or Series A Preferred Stock were issued in violation of any preemptive rights, "poison pill" provisions, rights of first offer or refusal or similar rights.

                  (b) Except for the issuance of shares of Common Stock pursuant to the exercise of outstanding options granted pursuant to the Company's option plans or pursuant to the exercise of warrants to purchase shares of Common Stock, including any such options granted after March 31, 2004, the Company has not issued any capital stock since March 31, 2004, except as contemplated by this Agreement. Except as set forth in or contemplated by the Disclosure Documents, this Agreement, the 2003 Purchase Agreement or the 2002 Purchase Agreement, and except for the issuance of options to purchase shares of the Company's Common Stock pursuant to the Company's option plans, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

                  3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the filing of the Series C Preferred Certificate of Designations, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken, other than the approvals contemplated at the Special Meeting. When executed and delivered by the Company, this Agreement, each other Loan Document and each Transaction Document shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, each other Loan Document and each Transaction Document and to carry out and perform its obligations hereunder and thereunder. The Board of Directors of the Company (the "Board of Directors") has taken all action necessary to render inapplicable, as it relates to Warburg and BCP, the provisions of Section 203 of the General Corporation Law of the State of Delaware. At or prior to the Exchange Closing, the

Company will have reserved for issuance the shares of Common Stock issuable upon the Exchange.

                  3.5. Valid Issuance.

                  (a) Upon their issuance in accordance with the terms of this Agreement, the Series C Preferred Stock and the shares of Common Stock issuable upon the Exchange will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of this Agreement, the 2003 Purchase Agreement and the Outstanding Notes, the shares of Series B Preferred Stock issuable upon exchange of the Outstanding Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Series B Preferred Stock, free of all preemptive or similar rights.

                  (b) Subject to the accuracy of the representations made by the Purchasers in Section 4 herein, the Securities will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company is current in its filings with the SEC under
Section 13(a) of the Exchange Act.

                  3.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents (collectively, the "Financial Statements") fairly present the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements fairly present the consolidated financial position of the Company at the dates thereof and the consolidated results of operations for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the period therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually, and in the aggregate are not expected to be material).

                  3.7. Absence of Certain Changes. Since December 31, 2003, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than (a) Commitments in the ordinary course of business and (b) this Agreement, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.

                  3.8. Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company's knowledge, threatened by or before any governmental body against the Company in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, would reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

                  3.9. Intellectual Property. (i) The Company owns or, with respect to licensed Intellectual Property, has sufficient rights to use all (A) material patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions;
(B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal or common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing the Company with the right to use any item of the type referred to in clauses (A) through (G), "Intellectual Property") that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a Material Adverse Effect; (ii) the Intellectual Property is valid, subsisting, in proper form and enforceable and all renewal fees and other maintenance fees have been paid; (iii) the Company is in material compliance with all contractual obligations relating to the use and protection of such of the Intellectual Property as is used pursuant to license or other agreement;
(iv) to the knowledge of the Company there is no present or former employee, officer or director of the Company or agent or outside contractor that holds or claims any material right, title or interest, directly or indirectly, in or to any Intellectual Property; and (v) to the Company's knowledge, the present business activities and products of the Company have not and do not infringe any known Intellectual Property or other proprietary rights of any third party, the Company is not making unauthorized use of any confidential information or trade secrets of any third party, the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect. The Guaranteeing Subsidiaries own no material registrations or material applications for any Intellectual Property.

                  3.10. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, none of the Disclosure Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC. The Company is not party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to any Disclosure Document that was not so filed, other than any of the Loan Documents.

                  3.11. Books and Records. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all Company board, committee and stockholders' meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries, in each case since January 1, 2002.

                  3.12. Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) the filing of the Series C Preferred Certificate of Designations and (ii) such filings required to be made after the Closing under applicable federal and state securities laws, have been obtained and will be effective as of the Closing Date other than those with respect to which the failure to make or obtain will not have a Material Adverse Effect. Except for the approvals contemplated at the Special Meeting or required by Nasdaq, the execution, delivery or performance of this Agreement, the Loan Documents and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not require the approval of the Company's stockholders.

                  3.13. No Conflict. The execution and delivery of the Loan Documents by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  3.14. Brokers or Finders. Other than with respect to Bear Stearns, the fees of which will be borne by the Company, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the other Loan Documents, Transaction Documents or any transaction contemplated hereby.

                  3.15. Nasdaq National Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market ("Nasdaq"), and, except as contemplated by this Agreement, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

                  3.16. No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

                  3.17. Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for any of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

                  3.18. Title to Property and Assets. The Company and each of its subsidiaries owns or possesses the necessary right to use or title to all properties, assets, licenses, permits and the like required to operate its business as currently operated, except for such properties, assets, licenses, permits and the like, the absence of which would not result in a Material Adverse Effect. The properties and assets of the Company and each of its subsidiaries owned by them are owned free and clear of all Liens, except for Permitted Liens. With respect to the property and assets it leases, the Company and each of its subsidiaries are in compliance with such leases in all material respects.

                  3.19. Labor Relations. Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company's knowledge, no organizational effort is presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union.

                  3.20. Employee Benefits.

                  (a) Neither the Company nor any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA or Section 412 of the Code and none of the Plans is a Multiemployer Plan, as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Company's knowledge, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

                  (b) Each Plan has been administered in material compliance with its terms, and other applicable laws, rules and regulations including, without limitation, the provisions of ERISA and the Code, and there are no material pending or, to Company's knowledge, threatened claims by, on behalf of or involving any plan administrator or any plan trustee (other than routine claims for benefits).

                  (c) No "prohibited transaction" within the meaning of Section 4975 of the Code has occurred with respect to any Plan.

                  (d) Each Plan that is intended to qualify under Section 401(a) of the Code does so qualify.

                  (e) Except as may be required under Section 4980B of the Code, or Section 601 of ERISA, neither the Company nor any of its subsidiaries has any liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such Employee or Former Employee.

                  (f) The consummation of the transactions contemplated hereby will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such Employee or Former Employee under any Plan.

                  (g) No amount payable by the Company or any of its subsidiaries to any Employee or Former Employee will fail to be deductible for Federal income tax purposes by reason of Section 162(m) or 280G of the Code.

                  (h) All employee benefits practices or arrangements which are maintained by the Company or any of its subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any governmental agency have been registered and have been maintained in good standing with such governmental agency.

                  3.21. Environmental Matters.

                  (a) Except as would not reasonably be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a "Hazardous Material"), are present as a result of the actions of the Company, or, to the Company's knowledge, as a result of the actions of a third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company's knowledge, has at any time owned, operated, occupied or leased.

                  (b) Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty or statute in effect before the Closing Date related to protection of human health, safety, and the environment, including natural resources (collectively, "Environmental Laws"), or in a manner that would likely result in any material liability to the Company.

                  (c) Except as would not reasonably be likely to result in a material liability to the Company, the Company and its subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company's and its subsidiaries' businesses as currently being conducted.

                  (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened alleging that the Company and its subsidiaries are in violation of or liable under any Environmental Law.

                  (e) To the Company's knowledge, there are no material expenditures required to maintain or achieve compliance with all applicable Environmental Laws.

                  3.22. Taxes.

                  (a) The Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid. All such Tax Returns were true, correct and complete in all material respects as of the time of such filing. Any Liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, in each case as of December 31, 2003, has been accrued or reserved for on the financial statements of the Company in accordance with GAAP. Since December 31, 2003, the Company has not incurred any material Taxes other than in the ordinary course of business.

                  (b) No current or former subsidiary of the Company has ever been a member of any "affiliated group" (within the meaning of Section 1504(a) of the Code) included in any consolidated federal income Tax Return filed with the Internal Revenue Service other than an affiliated group of which the Company is the common parent.

                  3.23. Insurance. All insurance policies carried by, or covering the Company's properties are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company operates.

                  3.24. General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Securities sold pursuant to this Agreement.

                  3.25. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  3.26. By-Laws. The Company's By-Laws provide that all matters submitted to a meeting of stockholders, including the vote relating to the Special Meeting Proposal at the Special Meeting, shall require the affirmative vote of a majority of the total number of votes cast, present in person or by proxy and a valid quorum.

                  3.27. Opinion of the Financial Advisor. The Company has received an opinion of Bear Stearns a copy of which has been delivered to a Special Committee of the Board of Directors and to the Purchasers, as to the fairness of the transactions contemplated hereby.

                  4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

                  4.1. Organization. Each Purchaser, if it is a legal entity, is duly and validly existing under the jurisdiction of its organization.

                  4.2. Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                  4.3. Purchase Entirely for Own Account; Etc. Such Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Except as contemplated by this Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. Such Purchaser, if it is a legal entity, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

                  4.4. Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Securities, such Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

                  4.5. Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  4.6. No Conflict. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

                  4.7. Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                  4.8. Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Closing Date.

                  4.9. No Manipulation of Stock. The Purchasers have not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

                  4.10. No General Solicitation. Purchasers were not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertisement, including the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or (ii) any seminar or other meeting whose attendees had been invited by general solicitation or general advertising.

                  5. Covenants.

                  5.1. HSR Act Filings. The Company and each Purchaser shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with the each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the Federal Trade Commission or the Department of Justice. The Company and each Purchaser shall pay the filing fee associated with its respective filing of the HSR Act notification.

                  5.2. Other Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and each Purchaser shall file all applications and reports and take such other action (in addition to any filings required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Purchaser shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

                  5.3. Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 and 5.2 herein.

                  5.4. Board Designees and Observers. Upon the consummation of the Exchange, the following rights shall be granted to Warburg and BCP and shall supersede all similar rights granted to Warburg and BCP pursuant to the terms of the 2002 Purchase Agreement, the 2003 Purchase Agreement, Section 9(e) of the Series A Preferred Certificate of Designations or Section 9(e) of the Series B Preferred Certificate of Designations, which similar rights shall then be null and void and of no further force or effect.

                  (a) Warburg shall have the exclusive right to appoint one (1) director and BCP shall have the exclusive right to appoint one (1) director (each, a "Board Designee") to the Board of Directors for so long as Warburg or BCP, as the case may be, Beneficially Owns shares of Common Stock equal to at least twenty-five percent (25%) of the number of shares of Common Stock issued to Warburg or BCP, as the case may be, pursuant to the Exchange. In addition, Warburg shall have the exclusive right to appoint one (1) additional Board Designee for so long as Warburg Beneficially Owns shares of Common Stock equal to at least fifty percent (50%) of the number of shares of Common Stock issued to Warburg pursuant to the Exchange. The Board Designees shall be duly appointed in accordance with the Company's By-laws, Certificate of Incorporation and the General Corporation Law of Delaware. For so long as Warburg retains the right to appoint two Board Designees, the Warburg Board Designees so elected shall serve as a Class III Director and a Class II Director, respectively, and BCP's Board Designee so elected shall serve as a Class II Director (as designated in the Company's Certificate of Incorporation), each serving until his or her successor is elected and qualified. If, pursuant to this Section 5.4(a), Warburg should retain the right to appoint only one Board Designee, Warburg shall elect to retain either its Class III Board Designee or its Class II Board Designee, in its sole discretion. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of Nasdaq (as determined in good faith by the Board of Directors of the Company), the Board Designees shall serve as members of the Audit Committee, Compensation Committee and each other principal committee of the Board of Directors. Any vacancy in the position of the Board Designees appointed by Warburg or the Board Designee appointed by BCP may be filled only by Warburg and BCP, respectively. Each of the Board Designees appointed by Warburg and the Board Designee appointed by BCP may, during his or her term of office, be removed at any time, with or without cause, by and only by Warburg and BCP, respectively, at a special meeting called for such purpose or by written consent of Warburg and BCP, respectively. Any vacancy created by such removal may also be filled at such meeting or by such consent.

                  (b) In addition to the Board Designees, Warburg shall have the right to have one observer (the "Board Observer") attend the meetings of the Board of Directors. For so long as Warburg and/or BCP have the right to designate Board Designees or a Board Observer pursuant to Section 5.4(a) herein and this Section 5.4(b), respectively, each Board Designee and the Board Observer shall receive a copy of all materials distributed to the Board of Directors, whether provided to the Board of Directors in advance of, during or after any meeting of the Board of Directors, regardless of whether such Board Designee or the Board Observer shall be in attendance at any such meeting; provided, however, that the Company shall have the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could:

                  (i) in the reasonable judgment of the Company's outside counsel, adversely affect the attorney client privilege between the company and its counsel;

                  (ii) cause the Board of Directors to breach its fiduciary duties; or

                  (iii) result in a conflict between the interests of the Company, on the one hand, and those of the Board Observer or any of its Affiliates, on the other hand.

The Company shall use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary as set forth in the preceding paragraph.

                  (c) Each Board Designee and the Board Observer shall be reimbursed for out-of-pocket expenses incurred in connection with participation as a member or observer, as the case may be, of the Board of Directors in a manner consistent with the Company's policies for reimbursing other outside members of the Board of Directors. In addition, each Board Designee shall be entitled to the same compensation paid to other outside members of the Board of Directors in his or her capacity as a director, which compensation shall be assignable to Warburg and BCP, as the case may be.

                  (d) For so long as Warburg and/or BCP have the rights to appoint the Board Designees pursuant to Section 5.4(a) herein, there shall be no greater than nine (9) members on the Board of Directors at all times. The size of the Board of Directors shall not be increased by any election by Warburg or BCP to appoint one or more of their respective Board Designees pursuant to
Section 5.4(a) herein.

                  5.5. Series C Preferred Certificate of Designations. The Company shall file the Series C Preferred Certificate of Designations with the Secretary of State of the State of Delaware, and satisfactory evidence of such filing shall be delivered to the Purchasers within one Business Day following receipt of Stockholder Approval.

                  5.6. Covenant Pending the Closing. Between the date of this Agreement and the Closing Date, the Company will promptly advise each Purchaser of any action or event of which it becomes aware which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance.

                  5.7. Proxy Statement.

                  (a) The Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than twenty (20) Business Days after the Closing Date, preliminary proxy materials with respect to the meeting of the stockholders for the purpose of approving the Special Meeting Proposal. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and (i) call a Special Meeting to be held at the earliest practicable date but in no event later than forty (40) days after the earlier of (x) receiving notification that the SEC is not reviewing the preliminary proxy materials and
(y) the conclusion of any SEC review of the preliminary proxy materials, for the sole purpose of voting upon the Special Meeting Proposal and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve the Special Meeting Proposal; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the Special Meeting Proposal if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that from a financial point of view to the stockholders of the Company the Special Meeting Proposal is not in the best interests of the Company's stockholders. Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than the Special Meeting Proposal, to the holders of Common Stock for their approval without the prior written consent of the Purchasers.

                  (b) The Company shall use its reasonable best efforts to prepare and file with the SEC, as promptly as reasonably practicable taking into account any pending material issues or transactions affecting the Company after the Exchange Closing, preliminary proxy materials with respect to the meeting of the stockholders for the purpose of approving (i) an increase in the authorized capital of the Company and (ii) a reverse stock split of the Common Stock (collectively, the "Charter Amendment Proposals"), in each case on terms to be determined after consultation with (x) its legal counsel and financial advisors and (y) the Purchasers. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and acting through its Board of Directors, (i) call a special meeting of the stockholders of the Company to be held at the earliest practicable date after the earlier of (x) receiving notification that the SEC is not reviewing the preliminary proxy materials and (y) the conclusion of any SEC review of the preliminary proxy materials, for the purpose of voting upon the Charter Amendment Proposals and (ii) include in the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve the Charter Amendment Proposals; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the Charter Amendment Proposals if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that the Charter Amendment Proposals are not in the best interests of the Company.

                  5.8. Subscription Right. Prior to the date of the Exchange Closing, all subscription rights granted to Warburg and BCP pursuant to the terms of the 2002 Purchase Agreement and the 2003 Purchase Agreement shall be in full force and effect, and shall remain valid and binding obligations of the Company. From and after the date of the Exchange Closing, all such subscription rights shall terminate and the corresponding provisions in the 2002 Purchase Agreement and the 2003 Purchase Agreement shall be deemed null and void and of no further force and effect.

                  5.9. Standstill.

                  (a) Each of the Company and Warburg hereby agree that effective upon the Exchange Closing, Section 5.9 of the 2003 Purchase Agreement shall automatically, and without any further action of any party, be null and void and of no further force and effect and that the rights of the parties thereunder shall be governed by the provisions set forth in this Section 5.9.

                  (b) In the event that at any time following the date of the Exchange Closing until July 27, 2008, Warburg and any of its Affiliates own more than forty-nine percent (49%) of the issued and outstanding voting securities of the Company (the "Voting Stock"), Warburg agrees that (i) it shall be entitled to vote (or take action by written consent in respect of) not more than forty-nine percent (49%) of the issued and outstanding shares of Voting Stock and (ii) it will abstain from voting any shares in excess of forty-nine percent (49%) of the Voting Stock; provided, however, that Warburg and its Affiliates shall be entitled to vote (or take action by written consent in respect of) all shares of Voting Stock owned by it or its Affiliates in connection with any vote to approve the Charter Amendment Proposals.

                  (c) Warburg further agrees that until July 27, 2008, except among Warburg and any of its Affiliates, it shall not form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to the Voting Stock.

                  5.10. Nominating Committee; Agreement to Vote.

                  (a) For so long as a Purchaser is subject to Section 5.8 herein, such Purchaser and such Purchaser's designees on the Board of Directors shall vote (i) in favor of the establishment of a nominating committee of the Board of Directors consisting entirely of Independent Directors and (ii) if necessary to comply with applicable requirements of federal law, state law, or Nasdaq relating to the Board of Directors, in favor of an increase in the number of authorized members of the Board of Directors such that a majority of the members of the Board of Directors are Independent Directors. At or with respect to any election of one or more directors (including to fill any vacancy on the Board of Directors), for so long as a Purchaser is subject to Section 5.8 herein, such Purchaser shall vote all of its shares of Voting Stock in favor of the election of any nominee to the Board of Directors whose nomination was approved by the unanimous consent of the Board of Directors.

                  (b) Each Purchaser severally agrees to vote all shares of Voting Stock held by such Purchaser in favor of the Exchange, the Charter Amendment Proposals and, if required, the exchange of Notes upon a Qualified Transaction at any meeting(s) of the Company's stockholders called for the purpose of approving such proposals unless at or prior to such meeting(s) the Board of Directors shall have withdrawn or adversely modified its recommendation of the Exchange, the Charter Amendment Proposals or the exchange of Notes upon a Qualified Transaction in accordance with Section 5.7(b).

                  5.11. Affirmative Covenants in Connection with the Sale of the Notes. The Company agrees that, until the earlier of (i) such date that all Notes are exchanged by the holders thereof in accordance with Section 5.13 or
(ii) the date upon which all Obligations are satisfied in full, the Company will perform and observe all of the provisions contained in this Section 5.11.

                  (a) Notice. The Company shall notify the Purchasers promptly, but in any event within two (2) Business Days of its discovery thereof, (i) whenever any Event of Default occurs, (ii) whenever any action, suit or proceeding is commenced by or against the Company which, if adversely determined, would, or would be reasonably likely to, result in a Material Adverse Effect and (iii) whenever any Material Adverse Effect occurs.

                  (b) Continued Existence; Compliance with Law. The Company shall comply in all respects with its Certificate of Incorporation. The Company shall preserve, renew and keep in full force and effect its existence as a corporation and its material rights, licenses, certificates, and permits and shall comply in all material respects with all laws, rules, regulations, ordinances, orders and judgments applicable to it. The Company will obtain, renew and extend all of the foregoing rights, certificates, permits, licenses, certificates of compliance and the like which may be necessary for the continuation of the operation of its business as currently conducted and will give prompt written notice to the Purchasers of (i) any citation or order relating thereto, (ii) any lapse, suspension, revocation, rescission or other termination thereof, (iii) any alleged breach or violation thereof by the Company or any other Person, (iv) any proceeding relating thereto or (v) any refusal of any Person to grant or extend the same.

                  (c) Maintenance of Property. The Company shall at all times maintain and preserve its property in good working order, condition and repair, normal wear and tear excepted, and shall pay and discharge, or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same unless such cost of repairs is contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent accountants.

                  (d) Title to Property. All property, whether real or personal, owned by the Company shall be held in the name of the Company unless otherwise approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

                  (e) Information and Inspection. The Company shall furnish to the Purchasers from time to time, upon request, financial statements of the Company and information pertaining to any covenant, provision or condition hereof. At all reasonable times and as often as the Purchasers may reasonably request, upon reasonable notice, the Company shall permit any authorized representative designated by the Purchasers to visit and inspect any of the properties of the Company and to take extracts therefrom and to discuss the Company's affairs, finances and accounts with the management of the Company and the Company's independent auditors.

                  (f) Insurance. The Company will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Company insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, and will maintain or cause to be maintained public liability and workers' compensation insurance insuring the Company to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Purchasers satisfactory evidence of the same. The Company shall also maintain such other insurance as may be reasonably requested by the Purchasers.

                  (g) Payment of Taxes. The Company will pay and discharge promptly as they become due and payable all Taxes, assessments and other governmental charges or levies imposed upon it or its income or any of its property or assets, or any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay any Taxes, assessments, charges, levies or claims if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent accountants.

                  (h) Payment of Other Indebtedness, Etc. Except as to (i) matters being contested in good faith and by appropriate proceedings or other appropriate action or (ii) trade payables, the Company will pay promptly when due, or in conformance with the Company's customary practices, all other material indebtedness, liabilities and obligations incident to the conduct of its business.

                  5.12. Negative Covenants in Connection with the Sale of the Notes. The Company agrees that, until the earlier of (i) such date that all Notes are exchanged by the holders thereof in accordance with Section 5.13 or
(ii) the date upon which all Obligations are satisfied in full, the Company shall not, directly or indirectly, take any of the actions set out in this Section 5.12; provided, however, that nothing contained in this
Section 5.12 shall prohibit the Company's Board of Directors from engaging in any action in connection with or directed toward a merger, acquisition or strategic financing transaction, subject to the Company's obligations under
Section 6(b) of the Notes.

                  (a) Liabilities. The Company shall not incur, create, assume or permit to exist any Liabilities, except: (i) Liabilities existing on the date hereof; (ii) Liabilities arising hereunder or any other Liabilities owed to the Purchasers under the Loan Documents; (iii) trade accounts payable and other unsecured Liabilities incurred and payable in the ordinary course of business;
(iv) Liabilities for Taxes, assessments, franchise fees, governmental charges, Liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions hereof; (v) purchase money Liabilities relating to the purchase price of equipment to be used in the business of the Company in an aggregate outstanding amount not to exceed at any one time $1,000,000; (vi) any renewals, extensions, substitutions, refinancings or replacements of any Liability otherwise permitted hereunder so long as (1) the aggregate amount of Liabilities represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (2) the average life and the date such Liability is scheduled to mature are not shortened, (3) the new Liability shall not be senior in right of payment to the Liability that is being extended, renewed, substituted, refinanced or replaced and (4) the terms and conditions of such Liability are not more onerous to the Company in any material respect than the terms and conditions of the Liability renewed, extended, substituted, refinanced or replaced; (vii) any Liabilities the net proceeds of which are used to repay the Notes in their entirety; or (viii) any Liabilities arising under the SVB Agreements; (ix) Liabilities owed by the Company to any of its subsidiaries or owed by any of its subsidiaries to any other of its subsidiaries or to the Company; (x) Liabilities incurred in connection with the Symbol patent infringement litigation that do not constitute a Material Adverse Change; or
(xi) Liabilities incurred in connection with any settlement of litigation that is approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement, which approval by the Purchasers shall not be unreasonably withheld.

                  (b) Guaranties. The Company shall not pledge its credit or property in any manner, or otherwise become responsible, for the payment or other performance of the Liabilities or other obligations of another Person and shall not act as a guarantor (whether of payment or of collection), surety, co-maker or endorser for, or agree conditionally or otherwise to make any purchase, loan or investment in order thereby to enable, another Person to prevent or correct a default of any kind, except endorsements of negotiable instruments for collection in the ordinary course of business.

                  (c) Notes, Accounts Receivable and Claims. The Company shall not sell, discount or otherwise dispose of any material note or material account receivable, with or without recourse, except for collection in the ordinary course of business or in connection with the SVB Agreements or the David King indebtedness more fully described in Section 5.12 of the Disclosure Schedule; fail to assert timely any material claim, cause of action or contract right that it possesses against any third party; nor agree to settle or compromise any such claim, cause of action or contract right except for (i) settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business or (ii) in connection with any settlement of litigation that is approved by Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement, which approval by the Purchasers shall not be unreasonably withheld.

                  (d) Disposal of Assets. The Company shall not sell, lease, transfer, assign or otherwise dispose of any material part of its assets to any Person, except for sales, leases, transfers, assignments or other dispositions made: (i) in the ordinary course of business; (ii) in connection with the restructuring plans publicly disclosed by the Company, (iii) in connection with the SVB Agreements; or (iv) in connection with the David King indebtedness more fully described in Section 5.12 of the Disclosure Schedule.

                  (e) Amendment of Governing Documents. The Company shall not amend or modify its Certificate of Incorporation or By-laws in any respect which would have a material adverse effect upon the Purchasers' rights and remedies under the Loan Documents.

                  (f) Reorganizations; Acquisitions. The Company shall not be a party to any recapitalization or purchase all or a substantial part of the capital stock, partnership interests or assets of any Person or any division or business unit of any Person unless such transaction is unanimously approved by the Board of Directors.

                  (g) Liens. The Company shall not suffer or permit any property or asset now owned or hereafter acquired by it to be or become encumbered by any Lien other than Permitted Liens.

                  (h) Capital Distributions. The Company shall not make any capital distributions, or pay or declare any dividend or distribution, except
(i) in connection with a stock split or combination, (ii) in accordance with this Agreement, the 2003 Purchase Agreement and/or the 2002 Purchase Agreement or (iii) for dividends or distributions by the subsidiaries of the Company to the Company.

                  (i) Transactions with Affiliates. Except in connection with the Loan Documents, the Company shall not pay any management or other fee to, or, except in the ordinary course of business with its subsidiaries, enter into any transaction with, any Affiliate.

                  (j) Amendments or Waivers. Except with respect to the SVB Agreements, the Company shall not amend or cancel or consent to the amendment or cancellation of any contract (or waive a right thereunder) in any manner that might have the effect of materially and adversely (a) affecting its financial condition, (b) affecting the rights of the Purchasers under the Loan Documents or (c) decreasing or adversely affecting the value of the collateral securing the Obligations.

                  (k) Accounting Matters. Except upon thirty (30) days' written notice, the Company shall not change its fiscal year or accounting practices.

                  (l) Subsidiaries. The Company shall not form or acquire or cause to be formed or acquired any Subsidiary, except in the ordinary course consistent with past practice.

                  (m) Investments. The Company shall not make any investments other than investments in cash equivalents, except in the ordinary course consistent with past practice or as otherwise approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

                  (n) Issuance of Preferred Stock. Except in connection with the transactions contemplated by this Agreement, the Company shall not create, authorize or issue any shares of preferred stock, or any security convertible into, or exchangeable or exercisable for, shares of preferred stock.

                  (o) Indirect Actions. The Company shall not permit any of its subsidiaries to take any of the actions set forth in this Section 5.12 nor permit any of the conditions set forth in this Section 5.12 to occur with respect to its subsidiaries; provided, however, that with respect to Section 5.12(b), Purchasers acknowledge and consent to the secured guaranties issued by certain of the Company's subsidiaries for the benefit of SVB, and consent to any related arrangements for the benefit of SVB approved by the Board of Directors.

                  5.13. Exchange of Notes Upon a Qualified Transaction.

                  (a) Simultaneously with the closing of a Qualified Transaction, the outstanding principal and accrued but unpaid interest on the Notes shall immediately and automatically be exchanged for the class of common stock of the Company as is issued in the Qualified Transaction. The number of shares of Common Stock to be issued to each Purchaser upon such exchange shall be equal to the quotient obtained by dividing (a) the outstanding principal and unpaid accrued interest due on each Note on the date of exchange, by (b) the price per share of the Common Stock sold to the investors in the Qualified Transaction, and the issuance of such shares upon exchange of the Notes shall be upon and subject to substantially the same terms and conditions applicable to the Qualified Transaction. In addition, in the event that warrants to purchase shares of Common Stock are issued to the investors in the Qualified Transaction, each Purchaser shall be entitle to receive from the Company, upon exchange of the Notes, a number of warrants to purchase Common Stock on a proportionate basis with the investors in the Qualified Transaction based on the outstanding principal and unpaid accrued interest on each such Note exchanged. Each Purchaser hereby agrees to execute all necessary documents in connection with the exchange of the Notes, including, but not limited to, a definitive stock or securities purchase agreement.

                  (b) No fractional shares of Common Stock will be issued upon exchange of the Notes. In lieu of any fractional share to which the Purchaser would otherwise be entitled, the Company will pay to the Purchasers in cash the amount of the unexchanged principal balance plus accrued but unpaid interest then outstanding on the Notes that would otherwise be exchanged for such fractional share. Upon exchange of the Notes, the Purchasers shall surrender the Notes, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Purchasers, at such principal office, a certificate or certificates for the number of shares to which each such Purchaser is entitled upon such exchange, together with other securities and property to which such Purchaser is entitled upon such exchange under the terms of its Note, including a check payable to such Purchaser for any cash amounts payable as described herein.

Upon exchange of the Notes and payment for fractional shares as provided above, the Company will be forever released from all of its payment obligations and liabilities under the Notes with regard to that portion of the principal and accrued but unpaid interest being exchanged.

                  5.14. Stock Options. From and after the Closing Date, the Company agrees that in the event the Company grants any stock options, stock grants or similar rights under the terms of (i) the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"), (ii) Proxim, Inc.'s 1999 Nonstatutory Stock Option Plan (the "1999 NSO Plan"), (iii) the 1999 Proxim Corporation Stock Incentive Plan (the "1999 Plan") or (iv) the Company's 2001 Stock Bonus Plan for Non-Officer Employees (the "2001 Plan" and collectively with the 1995 Plan, the 1999 NSO Plan and the 1999 Plan, the "Plans"), the Company shall, and shall cause the applicable plan administrator to, ensure that the transactions contemplated by the terms of this Agreement and the other Transaction Documents shall not at any time constitute a Change of Control (as defined in the 1995 Plan, 1999 NSO Plan, 1999 Plan or 2001 Plan, as the case may be) under the relevant plan or any of the relevant agreements governing any such stock option, stock grant or similar right. The Company acknowledges and agrees that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not, and will not at any time, constitute a Change of Control (as defined in the 1999 Plan or 2001 Plan, as the case may be) under the terms of the 1999 Plan or 2001 Plan.

                  5.15. Qualified Transaction. The Company hereby agrees to use its reasonable best efforts to market and consummate a Qualified Transaction on commercially reasonable terms as promptly as reasonably practicable following the date of the Exchange Closing.

                  6. Conditions Precedent.

                  6.1. Conditions to the Obligation of the Purchasers to Consummate the Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Closing are subject to the satisfaction of the conditions precedent set forth in this Section 6.1.

                  (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is qualified by application thereto by a Material Adverse Effect standard, such representation and warranty need be true and correct by application thereto only of a Material Adverse Change standard, (ii) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (iii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

                  (b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

         (c) Each Purchaser shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

         (d) Each Purchaser shall have received from the Company's counsel, Wilson Sonsini Goodrich & Rosati, an opinion in form and substance reasonably satisfactory to the Purchasers.

         (e) There shall not have been any Material Adverse Change since the Announcement Date.

         (f) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         (g) The Company and the Collateral Agent, on behalf of the Purchasers, and the Purchasers with respect to Articles X and XI thereof, shall have entered into the Pledge and Security Agreement.

         (h) The Collateral Agent, on behalf of the Purchasers, SVB, the Company and the Guaranteeing Subsidiaries shall have entered into the Intercreditor Agreement and all consents identified in Section 6.1(h) of the Disclosure Schedule shall have been obtained, including all consents and waivers required from SVB in connection with the transactions contemplated in the Loan Documents.

         (i) All UCC filings and filings shall have been made in the United States Patent and Trademark Office in connection with the creation and perfection of the security interests in and Liens on the Collateral granted pursuant to the Loan Documents.

         (j) To the extent the Company and the Purchasers agree is reasonably required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

         (k) Neither the purchase of and payment for the Notes nor any of the transactions contemplated by the Exchange shall be prohibited or enjoined by any law, court order or government regulation.

         6.2. Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction of the conditions precedent set forth in this Section 6.2.

         (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

         (b) Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Closing Date.

         (c) To the extent the Company and the Purchasers agree is reasonably required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

         Each Purchaser's obligations under this Section 6.2 shall be several and independent from the obligations of each other Purchaser; and the failure by any Purchaser to fulfill or comply with any of the conditions set forth in this
Section 6.2 shall not affect the obligations of the Company to any other Purchaser to consummate the transactions contemplated by this Agreement.

         6.3. Conditions Precedent to the Exchange Closing. The obligation of the Company and the several obligations of each Purchaser to consummate the transactions to be consummated at the Exchange Closing shall be subject to the condition precedent that (i) the Stockholder Approval has been received and (ii) the Series C Preferred Certificate of Designations has been filed with, and accepted by, the Secretary of State of the State of Delaware.

         7. Registration of the Securities; Compliance with the Securities Act.

         7.1. Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities being purchased by it hereunder unless the transferee agrees in writing to be bound by the terms of this Agreement and except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company shall not register any transfer of the Securities in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1. Notwithstanding the foregoing, the Notes shall not be transferable without the prior written consent of the Company, except for transfers to Affiliates of the Purchasers that agree not to further transfer the Notes.

         7.2. Legends. Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] [AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS."

         7.3. Registration Procedures and Other Matters. The Company shall:

         (a) upon the request of a majority-in-interest of the Purchasers, use its reasonable best efforts, subject to receipt of necessary information from each Purchaser for inclusion in such filing, to prepare and file with the SEC within 180 days after the closing of a Qualified Transaction or such other time as shall be mutually agreed to, a registration statement on Form S-3 (the "Registration Statement") covering the Securities held by each Purchaser, or the Holders (defined in Section 7.4 below), from time to time, in compliance with the Securities Act;

         (b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

         (c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder's Securities, the earlier of (i) the date on which each Holder may sell all Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or (ii) such time as all Securities purchased by such Holder have been sold pursuant to a registration statement or are otherwise freely tradeable;

         (d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder; provided, however, that the obligation of the Company to deliver copies of Prospectuses or preliminary Prospectuses to such Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary Prospectuses;

         (e) file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.3(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

         (f) bear all expenses in connection with the procedures in this Section
7.3 and the registration of the Securities pursuant to the Registration Statement (provided, that the Holders shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of Securities and all fees and expenses of legal counsel for any Holder and all transfer Taxes);

         (g) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

         (h) use its reasonable best efforts to cause the Common Stock to be issued in connection with the Exchange to be listed on Nasdaq in connection with the filing of the Registration Statement.

         Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Securities.

         7.4. Transfer of Securities; Suspension.

         (a) Each Purchaser agrees that in case of any disposition of its Securities not made pursuant to the Registration Statement to (i) a third party who agrees to be bound by the provisions of this Section 7 and makes the representations to the Company contained in Section 4 herein or (ii) its partners as part of a distribution of all or part of the Securities (in each case the "Transferee", and together with the Purchasers, the "Holders"), such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution (to the extent made in accordance with Section 7.1), to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a Selling Shareholder in accordance with the provisions of the Securities Act.

         (b) Except in the event that paragraph (c) below applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to
Section 7.4(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 7.4(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 7.4(b)(i) herein when the amendment has become effective).

         (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information;
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.4(c).

         (d) Notwithstanding the foregoing paragraphs of this Section 7.4, no Holder shall be prohibited from selling Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than 30 days each in any twelve month period unless, in the good faith judgment of the Board of Directors, upon the written opinion of counsel, the sale of Securities under the Registration Statement in reliance on this paragraph 7.4(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

         (e) Provided that a Suspension is not then in effect, each Holder may sell Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

         (f) Each Holder acknowledges and agrees that the Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current Prospectus has been satisfied.

         (g) In the event of a sale of Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

         7.5. Company Registration.

         (a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders at any time prior to the effectiveness of the Registration Statement, other than
(i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a SEC Rule 145 transaction (iii) a registration relating solely to securities issued in connection with settlement of litigation otherwise approved in the manner specified in Section 5.12(a)(xii), or (iv) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, the Company will:

         (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

         (ii) if so requested by the Holders of at least fifty-one percent (51%) or more of the Securities (on an as-converted, as exercised basis), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request or requests made by the Holders within fifteen
(15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 7.5(b) below. Such written request may specify all or a part of the Holders' Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 7.5 in connection with a distribution of Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 7.5(a)(i) herein. In such event, the right of each of the Holders to registration pursuant to this Section 7.5 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.5, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities, including the Securities, of the Company held by stockholders of the Company (other than securities held by holders who by contractual right demanded such registration and securities to be offered by the Company) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares permits additional shares to be included in the registration and underwriting, each of the Holders and other holders requesting to have their shares included in such registration will have the right to include such shares in such registration (allocated pro rata among such Holders and holders on the basis of the relative number of shares requested to be registered by such Holders and holders up to the permitted amount). If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, if at any time after giving written notice referred to above, and prior to the effective date of the applicable registration statement filed in connection therewith, the Company determines for any reason not to proceed with the proposed registration statement, the Company may, at its election, give written notice of such determination to the Holders that have elected to have their Securities included in such registration and thereupon will be relieved of its obligations to register such Securities in connection with such registration.

         7.6. Indemnification.

         (a) For the purpose of this Section 7.6:

         (i) the term "Selling Stockholder" shall include each Holder and any Affiliate of such Holder; and

         (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the

Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.

         (b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, employees and agents and each underwriter of Securities, if any, and each Person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.4 herein respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

         (c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), each of its officers, directors, employees and agents from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director, employee, agent or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Selling Stockholder to comply with the covenants and agreements contained in Section 7.4 herein respecting the sale of the Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling Person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company (or such officer, director, employee, agent or controlling Person) shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities pursuant to such Registration Statement.

         (d) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 7.6, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying Person will not relieve it from any liability which it may have to any indemnified Person under this Section 7.6 (except to the extent that such omission materially and adversely affects the indemnifying Person's ability to defend such action) or from any liability otherwise than under this Section 7.6. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person, the indemnifying Person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified Person promptly after receiving the aforesaid notice from such indemnified Person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified Person, for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, however, that no indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (e) If the indemnification provided for in this Section 7.6 is unavailable to or insufficient to hold harmless an indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying Person shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Purchaser, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Purchaser or other Selling

Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement (except in the event of fraud by such Selling Stockholder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder's obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder and shall not be joint with any other Selling Shareholders.

         (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.6 and further agree not to attempt to assert any such defense.

         7.7. Termination of Conditions and Obligations. The conditions precedent imposed by this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         7.8. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by each Holder, the Company will furnish to each Holder, upon the reasonable request of such Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of any Purchaser, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Purchaser or a representative thereof at the

Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise cooperate with any Holder's conducting an investigation for the purpose of reducing or eliminating such Holder exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to any holder or meet at its headquarters with any Purchaser until and unless such Holder or Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

         7.9. Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this
Section 7 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

         8. Termination.

         8.1. Termination. Unless the Closing has occurred prior thereto, this Agreement and, except as herein provided, all the rights of the parties hereto, shall terminate on August 10, 2004 (unless such date is extended by mutual written consent of the Purchasers and the Company).

         8.2. Effect of Termination. In the event of termination pursuant to
Section 8.1 hereof, this Agreement shall become null and void and have no effect. Notwithstanding anything to the contrary contained herein, in the event this Agreement is terminated in accordance with Section 8.1 hereof, all of the terms and provisions of the 2002 Purchase Agreement and the 2003 Purchase Agreement shall remain in full force and effect.

         9. Miscellaneous Provisions.

         9.1. Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

         9.2. Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

         9.3. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         9.4. Notices.

         (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

         (b) All correspondence to the Company shall be addressed as follows:

             Proxim Corporation
             935 Stewart Drive
             Sunnyvale, CA  94085

             Attention: Chief Financial Officer

             Facsimile: (408) 731-3680

         (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

         (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

         9.5. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         9.6. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

         9.7. Confidentiality. Except as and to the extent required by law, each party (the "Recipient") shall not disclose or use, and shall direct its representatives not to disclose or use to the detriment of the other parties hereto (the "Disclosing Party"), any Confidential Information furnished, or to be furnished, by the Disclosing Party or its representatives to the Recipient or its representatives at any time or in any manner other than in connection with the Proposed Transaction. For purposes of this paragraph, "Confidential Information" means any non-public, proprietary or confidential information with respect to a Disclosing Party, unless (a) such information is already known to the Recipient or its representatives or to others not bound by a duty of confidentiality or such other information becomes publicly available through no fault of the Recipient or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Proposed Transaction and the other parties hereto have consented to such disclosure, (c) the information is disclosed to an affiliate of the Recipient in connection with the consummation of the Proposed Transaction or (d) the furnishing of the information is legally required in connection with legal proceedings or by any governmental agency; provided, however, that the party seeking to disclose such information must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required, and the time and places that the disclosure will be made. Upon the written request of the Disclosing Party, the Recipient will promptly return to the Disclosing Party or destroy any Confidential Information in its possession and certify in writing to the Disclosing Party that it has done so.

         9.8. Governing Law; Injunctive Relief.

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

         9.9. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

         9.10. Expenses. The Company shall pay all documented fees and expenses incurred by the Purchasers in connection with the transactions contemplated hereby including, without limitation, all legal, consulting and accounting fees incurred under and in connection with the execution and delivery of this Agreement and the other Transaction Documents ("Transaction Fees"). Payments due pursuant to this Section 9.10 will be made at the Closing and the Exchange Closing for all documented fees and expenses incurred but unpaid as of such date; provided, that in the event each of the Closing and the Exchange Closing occurs, or if one does not occur then upon termination of this Agreement, and in any event, any remaining payments will be made not later than 30 days after a bill for such fees and expenses has been sent by the Purchasers to the Company. The Purchasers will be entitled, at their option, to receive payment of the Transaction Fees through a reduction in the aggregate purchase price to be paid by the Purchasers at each Closing.

         9.11. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties, provided, however, that the Purchasers shall have the right to assign and transfer all or a portion of its rights and obligations under this Agreement to one or more of their respective Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

         9.12. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

         9.13. 2002 Purchase Agreement and 2003 Purchase Agreement. Except as expressly set forth herein, each party acknowledges and agrees that the 2002 Purchase Agreement and the 2003 Purchase Agreement shall remain in full force and effect.

         9.14. Entire Agreement. This Agreement, the Notes and the other Loan Documents constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchasers holding in the aggregate at least a majority of the aggregate principal amount of the Notes or least a majority of the Securities other than the Notes.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                                  PROXIM Corporation

                                  By: /s/ Franco Plastina
                                      ---------------------------------------
                                      Name: Franco Plastina
                                      Title: President and Chief Executive
                                             Officer

                                  PURCHASERS:

                                  WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                  By: WARBURG, PINCUS & CO.,
                                         its General Partner

                                  By: /s/ Jeffrey A. Harris
                                      ---------------------------------------
                                      Name: Jeffrey A. Harris
                                      Title: Partner

                                  BCP CAPITAL, L.P.

                                  By: BCP General LLC
                                         its General Partner

                                  By: /s/ Steven D. Brooks
                                      ---------------------------------------
                                      Name: Steven D. Brooks
                                      Title: Managing Director

                                  BCP CAPITAL QPF, L.P.

                                  By: BCP General LLC
                                         its General Partner

                                  By: /s/ Steven D. Brooks
                                      ---------------------------------------
                                      Name: Steven D. Brooks
                                      Title: Managing Director

               [Signature page to Securities Purchase Agreement]

                                  BCP CAPITAL AFFILIATES FUND LLC

                                  By: BCP Capital Management LLC
                                      its Manager

                                  By: /s/ Steven D. Brooks
                                      --------------------------------
                                      Name: Steven D. Brooks
                                      Title: Managing Director

               [Signature page to Securities Purchase Agreement]

                                    EXHIBIT A

                             Schedule of Purchasers

                                               Shares of Series B Preferred    Common Stock Issuable upon  Series C Preferred Stock
      Purchaser        Principal Amount of   Stock Issuable Upon Exchange of  Stockholder Approval of the  Issuable Upon Stockholder
  Name and Address    Notes to be Purchased     the Outstanding Notes(1)               Exchange             Approval of the Exchange
  ----------------    ---------------------  -------------------------------  ---------------------------  -------------------------
WARBURG PINCUS               8,666,667               425,186                          142,133,339                    346,680
PRIVATE EQUITY
VIII, L.P.
466 Lexington
Avenue
New York, NY 10017
Attention:
Larry Bettino
Fax No. 212-878-9361

with a copy to:

Willkie Farr &
Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn: Steven J.
      Gartner
     Jeffrey
      R. Poss
Facsimile:(212)
 728-8111

BCP CAPITAL, L.P.              161,996                 7,915                            2,645,861                       6,440
One Maritime Plaza
Suite 2525
San Francisco,
   CA 94111

BCP CAPITAL QPF, L.P.        1,171,337                57,282                           19,148,640                      46,680
One Maritime Plaza
Suite 2525
San Francisco,
CA 94111

BCP CAPITAL AFFILIATES
FUND LLC                            --                   216                               72,160                         200

----------------

(1) Assumes a Closing Date of July 30, 2004. In the event the Closing occurs prior to or after July 30, 2004, the number of shares of Series B to be issued to each Purchaser will be appropriately adjusted.

One Maritime Plaza
Suite 2525
San Francisco, CA 94111

         TOTAL                           $10,000,000               490,599             164,000,000                   400,000

                                                                       EXHIBIT B

THE SECURITIES REPRESENTED BY THIS NOTE AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT, DATED AS OF JULY __, 2004, BY AND AMONG SILICON VALLEY BANK, WARBURG PINCUS PRIVATE EQUITY VIII, L.P., IN ITS CAPACITY AS COLLATERAL AGENT, PROXIM CORPORATION, PROXIM WIRELESS NETWORKS, INC., WIRELESSHOME CORPORATION AND PROXIM INTERNATIONAL HOLDINGS, INC. (FORMERLY WESTERN MULTIPLEX INTERNATIONAL HOLDINGS, INC.).

                                     FORM OF

                             SECURED PROMISSORY NOTE

$______________                                                    July __, 2004

         FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the "Maker" or the "Company"), hereby unconditionally promises to pay to the order of ________________________ (the "Holder"), having an address at
_____________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of ________________ dollars ($__________.00), together with interest from the date hereof on the unpaid principal balance of this Note (as defined herein) outstanding at a rate equal to fifteen percent (15%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum, subject to adjustment as provided below, and continuing on the outstanding principal until this Note is exchanged pursuant to the terms set forth in the Purchase Agreement (as defined herein) or, indefeasibly and irrevocably, paid in full by the Maker. All payments of principal and interest by the Maker under this Note, including without limitation amounts payable pursuant to Section 6(b), shall be made in cash in immediately available funds on the Maturity Date (as defined in Section 1 below).

         From and after the Maturity Date, every amount due and owing under this Note shall automatically, and without action by any party hereto, bear interest at an annual rate of twenty percent (20%) (the "Default Interest Rate"). Commencing after the Maturity Date, any accrued but unpaid interest on this Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

      1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

         "Business Day" shall mean any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

         "Change of Control" shall have the meaning ascribed to such term in the Form of Certificate of Designations, Preferences and Rights of the Series C Preferred Stock, attached as Exhibit C to the Purchase Agreement.

         "Collateral" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

         "Collateral Agent" shall mean Warburg.

         "Common Stock" shall mean the class A common stock, par value $.01 per share, of the Maker.

         "Default Interest Rate" shall have the meaning ascribed to such term in the second paragraph herein.

         "Event of Default" shall have the meaning ascribed to such term in
Section 6(a) herein.

         "Exchange Closing" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Guaranteeing Subsidiaries" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Holder" shall have the meaning ascribed to such term in the first paragraph herein.

         "Loan Document" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Maker" shall have the meaning ascribed to such term in the first paragraph herein.

         "Material Adverse Change" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Maturity Date" shall mean the earliest of (i) the date on which any Event of Default shall have occurred, (ii) any date on which the Holder shall have demanded payment of this Note pursuant to Section 6(b) herein; and (iii) June 30, 2005.

         "Note" shall have the meaning ascribed to such term in Section 2 herein.

         "Note Exchange Date" shall mean the date on which the Notes are exchanged upon the closing of a Qualified Transaction in accordance with the terms of the Purchase Agreement.

         "Note Obligations" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

         "Pledge and Security Agreement" shall mean the Pledge and Security Agreement, dated as of July __, 2004, by and among the Maker, the Collateral Agent and the Purchasers (for the purposes of agreeing to and accepting the provisions set forth in Article X and Article XI therein).

         "Prepayment Notice" shall have the meaning ascribed to such term in
Section 4 herein.

         "Purchase Agreement" shall mean the Securities Purchase Agreement, dated as of July __, 2004, and as that agreement may be amended from time to time, by and among the Maker and the Purchasers.

         "Purchasers" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Qualified Transaction" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Required Holders" shall mean the holders of at least a majority of the outstanding aggregate principal amount of the Notes.

         "Special Meeting" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Special Meeting Proposals" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Stockholder Approval" shall have the meaning ascribed to such term in the Purchase Agreement.

         "Warburg" shall mean Warburg Pincus Private Equity VIII, L.P.

      2. Securities Purchase Agreement. This Senior Secured Promissory Note (this "Note") is one of the several Notes of the Maker issued pursuant to the Purchase Agreement and is subject to the terms and conditions of, and entitled to the benefit of, the provisions thereof. This Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

      3. Security. As collateral for the satisfaction of and payment in full of the Maker's Note Obligations, including the repayment in full of the principal of premium, if any, and interest on this Note, and all costs of enforcement hereof and thereof, the Maker has granted to the Holder, pursuant to the Pledge and Security Agreement and any intellectual property security agreement executed by the Maker and the Collateral Agent, security interests in the Collateral. As further set forth in the Pledge and Security Agreement, the security interests created thereunder are continuing security interests and shall remain in effect until the earlier of (i) the indefeasible and irrevocable payment in full of the Note Obligations and (ii) the Note Exchange Date.

      4. Payments. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after, and only after, the date that Stockholder Approval is denied at the Special Meeting; provided, however, that any partial prepayments pursuant to this Section 4 shall be made in an aggregate amount of not less than twenty-five percent (25%) of the original aggregate principal amount of the Notes (or such lesser aggregate principal amount as remains outstanding at the time of prepayment) and any such prepayment must be made on a pro rata basis to all holders of Notes then outstanding; provided, further, that an Event of Default shall not have occurred prior to the date of prepayment by the Company; provided, further, that the Company shall provide written notice to the Holder setting forth the date of such prepayment (the "Prepayment Notice"), which date shall be at least 10 Business Days from the date of receipt by the Holder of the Prepayment Notice, with the presumption that the Prepayment Notice is received by the Holder within three Business Days of the date of delivery. Any such prepayment of this Note shall be applied first to the payment of interest accrued and unpaid on this Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest under this Note shall be
(i) if the Maturity Date occurs prior to the Note Exchange Date, paid in full on the Maturity Date, or (ii) if the Note Exchange Date occurs prior to the Maturity Date, exchanged on the Note Exchange Date in accordance with the terms of the Purchase Agreement.

      5. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

      6. Event of Default.

         (a) The Maker agrees that:

         (i) upon the failure to pay when due the principal balance and accrued interest hereunder;

         (ii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision contained or referred to in Section 5.11(a)(i), 5.11(b) (as to corporate existence) or 5.12 of the Purchase Agreement;

         (iii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision (other than those referred to in Section 6(a)(i) or 6(a)(ii) herein) contained or referred to in any other Section of this Note or any other Loan Document and such failure shall not have been fully corrected within ten (10) days after the Maker's receipt from the Holder of written notice that the specified possible default is to be remedied or ten (10) days after the Maker shall become aware thereof or if the failure cannot be cured within ten (10) days after the Maker's attempts in such 10-day period, and the failure may be cured within a reasonable time, then the Maker shall have an additional period of not more than ten (10) days to attempt to cure the failure;

         (iv) if any representation, warranty or statement made by the Maker in or pursuant to this Note or any other Loan Document shall be false or incorrect in any material respect when made;

         (v) if the Maker or any Guaranteeing Subsidiary (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization or liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets or upon the commencement against the Maker or any Guaranteeing Subsidiary of any involuntary proceeding of the kind described in this paragraph;

         (vi) upon the acceleration of any other indebtedness of the Maker for borrowed money that has an outstanding principal amount in excess of $1,000,000;

         (vii) upon the rendering of a judgment or judgments against the Maker or any of its subsidiaries involving an amount in excess of $4,000,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

         (viii) subject to Sections 6(b)(i) and 6(b)(ii), upon a Change of Control;

         (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding, other than pursuant to the Purchase Agreement;

         (x) upon the occurrence and during the continuance of a Material Adverse Change; provided, however, that following the occurrence of (i) the Exchange Closing and (ii) the initial closing of a Qualified Transaction, any ruling or judgment made or entered against the Company and/or any of its subsidiaries in the pending Symbol patent infringement litigation shall not constitute a Material Adverse Change for purposes of this paragraph 6(a)(x);

         (xi) if any lien created by the Loan Documents shall cease to be effective; or

         (xii) if the Maker's Board of Directors or a special committee thereof withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals in accordance with Section 5.7 of the Purchase Agreement,

(any of (i) through (xii), an "Event of Default"), then upon the occurrence of any such Event of Default all unpaid principal and accrued interest under this Note shall become immediately due and payable (A) upon election of the Required Holders, with respect to (i) through (iv) and (vi) through (xii), and (B) automatically, with respect to (v), in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Maker.

         (b) In addition to the remedies set forth in Section 6(a) above: (i) upon the occurrence of a Change of Control on or after the date of the Exchange Closing but prior to the closing of a Qualified Transaction, at the option of the Holder, an amount equal to one hundred fifty percent (150%) of all unpaid principal and accrued but unpaid interest under this Note shall become immediately due and payable upon demand by the Holder and presentment by the Holder of this Note to the Maker; and (ii) (x) upon the occurrence of a Change of Control prior to the date of the Exchange Closing, or (y) at any time following the thirtieth (30th) day after Stockholder Approval is denied at the Special Meeting, in each case at the option of the Holder, all unpaid principal and accrued but unpaid interest under this Note shall become immediately due and payable upon demand by the Holder and presentment by the Holder of this Note to the Maker.

         (c) As further set forth in the Pledge and Security Agreement, and in addition to the remedies set forth in Section 6(a) and Section 6(b) above, upon the occurrence of an Event of Default, the Collateral Agent shall have all the rights and remedies as a secured party under the Uniform Commercial Code of the State of New York.

      7. Additional Remedies Upon Default. In addition to the remedies set forth in Section 6(a) hereof, upon an Event of Default hereunder, and during the continuation thereof, and subject to the provisions of the Loan Documents, the Holder may exercise any other right, power or remedy as may be provided herein or in any other Loan Document or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Maker for any amount due either before, during or after any proceedings for the enforcement of any of the Collateral or any realization upon any of the foregoing.

      8. Amendment. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Note and setting forth the provision so excluded, modified or amended.

      9. Costs. If action is instituted to collect on this Note, the Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action.

      10. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      11. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         This Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.

                                         PROXIM CORPORATION

                                         By: ___________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT C

                                     FORM OF

         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C
                     PREFERRED STOCK OF PROXIM CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         The undersigned, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the authority expressly vested in the Board of Directors of Proxim Corporation, a Delaware corporation (the "CORPORATION"), by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") has duly provided for the issuance of and created a series of Preferred Stock (the "PREFERRED STOCK") of the Corporation, par value $.01 per share, and in order to fix the designation and amount and the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock, has duly adopted this "Certificate of Designations, Preferences and Rights of Series C Preferred Stock of Proxim Corporation" (the "CERTIFICATE"). All capitalized terms not defined above or in Sections 1 through 10 below are defined in Section 11 herein.

         Each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

         1. NUMBER OF SHARES AND DESIGNATION. 400,000 shares of Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series C Preferred Stock (the "SERIES C PREFERRED STOCK"). The number of shares of Series C Preferred Stock may be increased (to the extent of the Corporation's authorized and unissued Preferred Stock) or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors and the filing of a certificate reflecting such increase or decrease, as the case may be, with the Secretary of State of the State of Delaware.

         2. RANK. The Series C Preferred Stock shall, with respect to redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise (i) rank senior and prior to the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks junior to the Series C Preferred Stock (whether with respect to redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities, including the Series A Preferred Stock, Series B Preferred Stock and Common Stock, are collectively referred to herein as the "JUNIOR SECURITIES"), (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms expressly provide that it ranks senior to or junior to the Series C Preferred Stock (whether with respect to payment of redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the "PARITY SECURITIES"), and (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series C Preferred Stock (whether with respect redemption payments, rights upon liquidation, dissolution or winding up of the affairs of the Corporation, or otherwise) (all of such equity securities are collectively referred to herein as the "SENIOR SECURITIES"). The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any rights or options exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities or Senior Securities, as the case may be.

         3. DIVIDENDS.

         (a) The holders of shares of Series C Preferred Stock shall not be entitled to receive dividends on the Series C Preferred Stock.

         (b) From and after the time, if any, that the Corporation fails to pay to the holder of any shares of Series C Preferred Stock, on the date specified for redemption in accordance with Section 5, Section 6 or Section 7 hereof or on the date specified for repurchase in accordance with Section 10, the redemption price calculated pursuant to Section 5, the Change of Control Price (as defined below) or the Material Asset Sale Price (as defined below) after such holder has delivered notice to the Corporation pursuant Section 10 of its intention to exercise its repurchase rights under Section 10, if applicable, then (i) no dividends shall be declared or paid or set apart for payment, or other distribution declared or made, upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock expressly required and made for purposes of any employee incentive or benefit plans or arrangements of the Corporation or any subsidiary of the Corporation or the payment of cash in lieu of fractional shares in connection therewith) for any consideration (nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities or the payment of cash in lieu of fractional shares in connection therewith) and (ii) the Corporation shall not, directly or indirectly, make any payment on account of any purchase, redemption, retirement or other acquisition of any Parity Securities (other than for consideration payable solely in Junior Securities or the payment of cash in lieu of fractional shares in connection therewith); provided, however, that this Section 3(b) shall not be applicable at any time that (A) the Corporation has irrevocably paid, in accordance with Section 5 or Section 7, the entire redemption price payable to each holder of Series C Preferred Stock, (B) the Corporation has irrevocably paid, in accordance with Section 6, the Change of Control Price payable to each holder or (C) the Corporation has irrevocably paid, in accordance with Section 10, the Material Asset Sale Price payable to each holder that has exercised its repurchase right pursuant to Section 10.

         4. LIQUIDATION PREFERENCE.

         (a) The initial liquidation preference for the shares of Series C Preferred Stock shall be $100.00 per share (the "STATED VALUE"), which amount shall accrete from the Original Issue Date (as defined below) at an annual rate of 8.75%, compounded quarterly, computed on the basis of a 360-day year of twelve 30-day months (such accreted amount being the "LIQUIDATION VALUE"). Notwithstanding the foregoing, in the event of a Change of Control (as defined below) or a Material Asset Sale (as defined below), the Liquidation Value upon such Change of Control or Material Asset Sale, as the case may be, shall be increased by the amount, if any, by which (i) the amount of the Liquidation Value if it had fully accreted from the Change of Control Date (as defined below) or Material Asset Sale Date (as defined below), as the case may be, through the eighth anniversary of the Original Issue Date exceeds (ii) the Liquidation Value in effect immediately prior to the adjustment pursuant to this Section 4(a). The Stated Value shall be subject to appropriate adjustment in the event of any stock dividend, stock split, stock distribution or combination, subdivision, reclassification or other corporate actions having a similar effect with respect to the Series C Preferred Stock (each, a "Capital Stock Adjustment").

         (b) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock shall be entitled to receive the Liquidation Value of such shares in effect on the date of such liquidation, dissolution or winding up, plus an amount equal to the unrecognized accretion, if any, from the end of the most recent quarter ending _________, ________, _______, or _______ [commence with the month and day the COD is filed] up to but not including the date of such liquidation, dissolution or winding up.

         (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock (i) shall not be entitled to receive the Liquidation Value of such shares until payment in full or provision has been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Securities, and (ii) shall be entitled to receive the Liquidation Value of such shares before any payment or distribution of any assets of the Corporation shall be made or set apart for holders of any Junior Securities. Subject to clause (i) above, if the assets of the Corporation are not sufficient to pay in full the Liquidation Value payable to the holders of shares of Series C Preferred Stock and the liquidation preference payable to the holders of any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series C Preferred Stock and any such other Parity Securities ratably in accordance with the Liquidation Value for the Series C Preferred Stock and the liquidation preference for the Parity Securities, respectively.

         (d) Neither a consolidation or merger of the Corporation with or into any other entity, nor a merger of any other entity with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

         5. MANDATORY REDEMPTION; PROCEDURES FOR REDEMPTION.

         (a) On ______ ___, 20__ [EIGHTH ANNIVERSARY OF ORIGINAL ISSUE DATE], the Corporation shall redeem all outstanding shares of Series C Preferred Stock, if any, at a cash redemption price equal to the Liquidation Value as if the Series C Preferred Stock had fully accreted through such date, after taking into account any Capital Stock Adjustments (such amount being referred to herein as the "REDEMPTION PRICE"). In the event that the Corporation does not pay the Redemption Price on the Redemption Date, the Redemption Price shall be calculated as if the Redemption Date were the later of the Redemption Date and the date on which such payment is made. If the Corporation is unable at the Redemption Date to redeem any or all shares of Series C Preferred Stock then to be redeemed because such redemption would violate the applicable laws of the State of Delaware, then the Corporation shall redeem such shares as soon thereafter as redemption would not violate such laws. In the event of any redemption of only a part of the then outstanding Series C Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof (based on the number of shares of Series C Preferred Stock held on the date of notice of redemption).

         (b) In the event of a redemption of shares of Series C Preferred Stock pursuant to Section 5(a), Section 6 or Section 7, notice of such redemption shall be given by the Corporation, by first class mail, postage prepaid, mailed not less than 15 days nor more than 45 days prior to the Redemption Date, to each holder of Series C Preferred Stock at the address appearing in the Corporation's records. Such notice shall state: (i) the date on which the holder is to surrender to the Corporation the certificates for any shares to be redeemed (such date, or if such date is not a Business Day, the first Business Day thereafter, the "REDEMPTION DATE") and (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder (such notice being referred to as the "REDEMPTION NOTICE"). On or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series C Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or deemed to be outstanding for any purpose whatsoever.

         (c) Except as provided in this Section 5, Section 6 and Section 7, the Corporation shall have no right to redeem the shares of Series C Preferred Stock. Any shares of Series C Preferred Stock so redeemed shall be permanently retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

         6. CHANGE OF CONTROL; PROCEDURES UPON CHANGE OF CONTROL. In the event that the Corporation undergoes a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall be required to redeem in cash or readily marketable securities all outstanding shares of Series C Preferred Stock, if any, at a redemption price (the "Change of Control Price") equal to the Liquidation Value as if the Series C Preferred Stock had fully accreted through the eighth anniversary of the Original Issuance Date (after taking into account any Capital Stock Adjustments, plus following the eighth anniversary of the Original Issue Date, an amount equal to the unrecognized accretion, if any, from the end of the immediately preceding quarter ending ______, ______, ______ or _______ to but not including the Redemption Date. In the event of a redemption pursuant to this
Section 6, the Corporation shall follow the redemption procedures set forth in
Section 5.

         7. OPTIONAL REDEMPTION. At any time prior to _______, 20__ [eighth anniversary of the Original Issuance Date], the Corporation shall have the right at its option to redeem all outstanding shares of Series C Preferred Stock at a price per share in cash equal to the Liquidation Value as if it had fully accreted through the eighth anniversary of the Original Issuance Date. The Corporation shall also have the right at its option to redeem all outstanding shares of Series C Preferred Stock (i) at any time prior to, and including, the third anniversary of the Original Issuance Date at a price per share in cash equal to its then accreted Liquidation Value (after taking into account any Capital Stock Adjustments), if the Market Price of the Common Stock has been higher than TWO DOLLARS AND TWENTY-FIVE CENTS ($2.25) for a period of forty-five
(45) consecutive trading days prior to the date of the applicable Redemption Notice or (ii) at any time following the third anniversary of the Original Issuance Date at a price per share equal to its then accreted Liquidation Value (after taking into account any Capital Stock Adjustments), if the Market Price of the Common Stock has been higher than TWO DOLLARS ($2.00) for a period of forty-five (45) consecutive trading days prior to the date of issuance of the applicable Redemption Notice. In the event of a redemption pursuant to this
Section 7, the Corporation shall follow the redemption procedures set forth in
Section 5.

         8. STATUS OF SHARES. All shares of Series C Preferred Stock that are at any time redeemed pursuant to Section 5, Section 6 or Section 7 or repurchased pursuant to Section 10 and all shares of Series C Preferred Stock that are otherwise reacquired by the Corporation shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized but unissued shares of Preferred Stock, without designation as to series, subject to reissuance by the Board of Directors as shares of any one or more other series.

         9. VOTING RIGHTS.

         (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this
Section 9 or as otherwise provided by law.

         (b) The holders of the shares of Series C Preferred Stock shall not be entitled to vote with the holders of the Common Stock on matters submitted for a vote of holders of Common Stock.

         (c) Notwithstanding anything to the contrary set forth in Section 9(b), for so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote at a meeting called for that purpose by holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a single class:

               (i) amend, alter or repeal any provision of the Corporation's certificate of incorporation (by merger or otherwise) or bylaws so as to adversely affect the preferences, rights or powers of the Series C Preferred Stock; provided that any such amendment, alteration or repeal to create, authorize or issue any Junior Securities, or any security convertible into, or exchangeable or exercisable for, shares of Junior Securities, shall not be deemed to have any such adverse effect;

               (ii) create, authorize or issue any Senior Securities or Parity Securities, or any security convertible into, or exchangeable or exercisable for, shares of Senior Securities or Parity Securities;

               (iii) repurchase or redeem any of its equity securities or rights to acquire equity securities (other an from an employee, director or consultant following the termination of employment or service with the Corporation of such Person); or

               (iv) declare or pay any dividend on the Common Stock;

provided that no such consent or vote of the holders of Series C Preferred Stock shall be required if at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such securities is to be made, as the case may be, all shares of Series C Preferred Stock at the time outstanding shall have been called for redemption or repurchase by the Corporation in accordance with Section 5, Section 6, Section 7 or Section 10, as the case may be, and the funds necessary for such redemption or repurchase shall have been set aside.

         (d) The consent or votes required in Section 9(c) shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation's certificate of incorporation or bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner set forth in the Corporation's certificate of incorporation.

         10. MATERIAL ASSET SALE; PROCEDURES UPON A MATERIAL ASSET SALE.

         (a) If the Corporation undergoes a Material Asset Sale (the date of such occurrence being the "MATERIAL ASSET SALE DATE"), each holder of shares of Series C Preferred Stock shall have the right to require the Corporation to repurchase such holder's shares of Series C Preferred Stock, in whole or in part, at such holder's option, at a cash repurchase price (the "MATERIAL ASSET SALE PRICE") equal to the Liquidation Value as if the Series C Preferred Stock had fully accreted through the eighth anniversary of the Original Issuance Date (after taking into account any Capital Stock Adjustments), plus following the eighth anniversary of the Original Issue Date, an amount equal to the unrecognized accretion, if any, from the end of the immediately preceding quarter ending ______, ______, ______ or _______ to but not including the Material Asset Sale Repurchase Date.

         (b) The Corporation shall send notice to each holder of Series C Preferred Stock of a Material Asset Sale within 30 days of the Material Asset Sale Date. To exercise its right to require the Corporation to repurchase its shares, the holder of shares of Series C Preferred Stock shall submit its certificates representing any shares of Series C Preferred Stock to be repurchased by the Corporation to the Corporation with a written notice of its election to exercise it rights pursuant to Section 10(a) and specifying the date upon which the Corporation shall repurchase the shares, which date shall be no later than the 60th day following the date such holder received the Corporation's notice specified in the previous sentence (the "MATERIAL ASSET SALE REPURCHASE DATE").

         (c) Upon surrender in accordance with the notice of a Material Asset Sale of the certificates for any shares to be repurchased, such shares shall be repurchased by the Corporation on the Material Asset Sale Repurchase Date at the Material Asset Sale Price. In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the unpurchased shares without cost to the holder thereof.

         11. DEFINITIONS.

         Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Affiliate" means with respect to any Person, any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" (and correlative terms "controlling," "controlled by" and "under common control with") means possession of the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

         "BCP" means BCP Capital, L.P. (formerly Broadview Capital Partners, L.P.), BCP Capital QPF, L.P. (formerly Broadview Capital Partners Qualified Purchaser Fund, L.P.) and BCP Affiliates Fund LLC (formerly Broadview Capital Partners Affiliates Fund L.L.C.)

         "Beneficially Own" or "Beneficial Ownership" is defined in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

         "Business Combination" means (a) any reorganization, consolidation, merger, share exchange or similar business combination transaction involving the Corporation with any Person or (b) the sale, assignment, conveyance, transfer, lease or other disposition by the Corporation of all or substantially all of its assets.

         "Business Day" means any day except a Saturday, Sunday or day on which the institutions are legally authorized to close in the City of New York.

         "Capital Stock" means (a) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and
(b) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

         "Change of Control " means the happening of any of the following events:

         (a) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then-outstanding shares of Common Stock (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company that is an Affiliate of the Corporation or (B) any acquisition by any corporation pursuant to a transaction that complies with
(c)(i) and (c)(ii) in this definition; or

         (b) Individuals who, as of the date hereof and including the designees of Warburg and BCP, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

         (c) Consummation of a Business Combination, in each case, unless, following such Business Combination, (i) all or substantially all of the Persons that were the Beneficial Owners of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities immediately prior to such Business Combination Beneficially Own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Stock and the Outstanding Corporation Voting Securities, as the case may be, and (ii) no Person (excluding any Person resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation; or

         (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation;

         provided, however, that in event shall the consummation of the transactions contemplated by the Purchase Agreement result in a Change of Control.

         "Common Stock" means the Class A Common Stock of the Corporation, par value $.01 per share.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Market Price" means, with respect to a particular security, on any given day, the average of the highest and lowest reported sale prices regular way or, in case no such reported sales takes place on such day, the average of the highest asked and lowest bid prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, (a) the average of the highest and lowest sale prices for such day reported by the Nasdaq Stock Market if such security is traded over-the-counter and quoted in the Nasdaq Stock Market, or (b) if such security is so traded, but not so quoted, the average of the highest reported asked and lowest reported bid prices of such security as reported by the Nasdaq Stock Market or any comparable system, or (c) if such security is not listed on the Nasdaq Stock Market or any comparable system, the average of the highest asked and lowest bid prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors.

         "Material Asset Sale" shall mean any sale of the Corporation's assets
(i) that does not constitute a Business Combination and (ii) as a result of which sale the Corporation's revenues for the prior twelve-month period would have declined by forty percent (40%) or more on a pro forma basis giving effect to such asset sale.

         "Original Issue Date" means the date upon which the initial shares of Series C Preferred Stock were originally issued by the Corporation.

         "Outstanding" means, at any time, the number of shares of Common Stock then outstanding calculated on a fully diluted basis, assuming the exercise, exchange or conversion into Common Stock of all outstanding securities exercisable, exchangeable or convertible into shares of Common Stock (whether or not then exercisable, exchangeable or convertible).

         "Person" means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

         "Purchase Agreement" means that certain Securities Purchase Agreement, dated as of July 27, 2004, among the Corporation and the purchasers named therein.

         "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Corporation, par value $.01 per share.

         "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Corporation, par value $.01 per share.

         "Subsidiary" of a Person means (a) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (b) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         12. NO OTHER RIGHTS. The shares of Series C Preferred Stock shall not have any relative, optional or other special rights and powers except as set forth herein or as may be required by law.

         This Certificate shall become effective at 8:30 a.m. Eastern Standard Time on _________ ___, 200_.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed and acknowledged by its undersigned duly authorized officer this __ day of _________, 200_.

                                         PROXIM CORPORATION

                                         By: ___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                                     FORM OF

                          PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT, dated as of July __, 2004 (as amended, restated, modified or supplemented from time to time, this "Agreement") by and among PROXIM CORPORATION, a Delaware corporation (the "Grantor"), WARBURG PINCUS PRIVATE EQUITY VIII, L.P., as collateral agent for the Noteholders (as herein defined) (in such capacity, the "Collateral Agent"), and the Noteholders (for the purposes of agreeing to and accepting the provisions set forth in Article X and Article XI herein).

                                  WITNESSETH:

                  WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of July 27, 2004 (the "Purchase Agreement"), by and among the Grantor and the purchasers named therein (the "Purchasers"), pursuant to which, subject to the conditions set forth therein, the parties thereto have agreed to the issuance by the Grantor of $10 million in aggregate principal amount of secured promissory notes (the "Notes") to the Purchasers (the Purchasers and the other holders from time to time of the Notes being referred to herein collectively as the "Noteholders");

                  WHEREAS, in conjunction with the Purchase Agreement, the Grantor is entering into this Agreement for the purpose of, among other things, granting liens on and security interests in the Collateral provided for herein as security for the full, prompt and complete payment and performance when due of the Note Obligations;

                  WHEREAS, reference is made to those certain Subsidiary Guaranties, dated as of even date herewith, by each of the Guaranteeing Subsidiaries (as defined herein) in favor of the Noteholders and (ii) those certain Subsidiary Pledge and Security Agreements, dated as of even date herewith (collectively the "Subsidiary Pledge and Security Agreements"), by and among each of the Guaranteeing Subsidiaries and the Collateral Agent; and

                  WHEREAS, reference is made to that certain Intercreditor Agreement (as defined herein), which governs the ranking and priority of the security interests and liens granted hereunder and under the Subsidiary Pledge and Security Agreements.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and of the issuance and acceptance of the Notes, the Grantor and the Collateral Agent hereby set forth and agree as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

                  SECTION 1.1 DEFINED TERMS.

                  Capitalized terms used herein without definition that are defined in the Purchase Agreement or the UCC are used herein as so defined. The following terms have the respective meanings set forth below:

                  "Collateral" means all of the assets, properties, rights and interests of the Grantor, whether tangible or intangible, real or personal, now existing or hereafter acquired, and wherever located, together with all proceeds thereof, including, without limitation, all intellectual property listed or referred to in any intellectual property security agreement (except for United States "intent-to-use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), all "Collateral" and "Intellectual Property Collateral," as those terms are defined in the SVB Agreements, all assets set forth on Schedule A hereto and all assets provided for in the definition of the term "SVB Collateral" in the Intercreditor Agreement.

                  "Collateral Documents" means this Agreement, any intellectual property security agreement and any and all other security agreements, pledge agreements, deeds of trust, security deeds and like instruments establishing or otherwise giving effect to the liens on and security interests in the Collateral to the Collateral Agent and the Noteholders, including UCC financing statements and notice filings in respect of intellectual property, in each case as amended or modified.

                  "Collateral Records" means all books, Records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing obligations constituting Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                  "Event of Default" means any Event of Default as that term is defined in the Notes.

                  "Guaranteeing Subsidiaries" means Proxim Wireless Networks, Inc., WirelessHome Corporation and Proxim International Holdings, Inc. (formerly Western Multiplex International Holdings, Inc.).

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of even date herewith, by and among the Collateral Agent, SVB, the Company and the Guaranteeing Subsidiaries and all schedules, exhibits and annexes attached thereto.

                  "Note Obligations" means all obligations of the Grantor under or in respect of the Notes, including obligations set forth in the Notes, the Purchase Agreement, this Agreement or any of the other Collateral Documents, including without limitation obligations for principal, premium, interest, purchase price, payments upon demand of a Noteholder, fees, costs and expenses, indemnities and reimbursement of advances.

                  "Permitted Sale" means those sales, transfers or assignments of Collateral permitted by the Purchase Agreement.

                  "Person" or "Persons" means an individual, corporation, partnership, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended).

                  "Records" has the meaning specified in Article 9 of the UCC.

                  "Receivables" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered.

                  "Receivable Records" means: (i) all original copies of all documents, instruments or other writings or electronic Records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

                  "Requisite Holders" means the Noteholders holding in the aggregate at least a majority of the aggregate principal amount of the Notes.

                  "SVB" means Silicon Valley Bank.

                  "SVB Agreements" means collectively (a) the Loan and Security Agreement, dated as of December 27, 2002 and as amended on March 18, 2003, between SVB and the Grantor, (b) the Intellectual Property Security Agreement, dated as of December 27, 2002, between SVB and the Grantor, (c) the Letter Agreement, dated June 13, 2003, between SVB and the Grantor, (d) the Accounts Receivable Financing Agreement, dated as of June 13, 2003, between SVB and the Grantor; (e) the Temporary Overadvance Agreement, dated as of June 23,

2003, between SVB and the Company, (f) all present and future documents, instruments and agreements relating to the foregoing and (g) all schedules, exhibits and annexes attached to the foregoing.

                  "UCC" means the Uniform Commercial Code (or similar statute) of any applicable jurisdiction.

                                   ARTICLE II.

                           GRANT OF SECURITY INTERESTS

                  SECTION 2.1 GRANT OF SECURITY INTEREST IN COLLATERAL. The Grantor, as collateral security for the full, prompt and complete payment and performance when due of the Note Obligations, hereby collaterally assigns, mortgages, pledges and hypothecates to the Collateral Agent, and grants to the Collateral Agent a lien on and security interest in, all the Grantor's right, title and interest in, to and under the Collateral, the ranking and priority of which, relative to those of the security interests and liens granted by the Grantor to SVB, shall be as set forth in the Intercreditor Agreement.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE GRANTOR

                  SECTION 3.1 The Grantor hereby represents and warrants that:

                  (a) The Grantor owns the Collateral purported to be owned by it and otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral, whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, except after giving effect to and solely as a direct result of Permitted Sales, in each case free and clear of any and all liens, rights or claims of all other Persons, including without limitation liens arising as a result of the Grantor becoming bound (as a result of merger or otherwise) as a debtor under a security agreement entered into by another Person, other than Permitted Liens;

                  (b) The security interests granted to the Collateral Agent hereunder constitute valid security interests in the Collateral;

                  (c) The Grantor's chief executive office or its sole place of business is, and has been for the four (4) month period preceding the date hereof, located at 935 Stewart Drive, Sunnyvale, California 94085;

                  (d) The Grantor is a Delaware corporation;

                  (e) The full legal name of the Grantor is Proxim Corporation and it has not in the last five (5) years done and does not currently do business under any other name (including any trade-name or fictitious business name) except Western Multiplex Corporation and Wireless Access, Inc.;

                  (f) The Grantor has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, except for the SVB Agreements;

                  (g) All filings, registrations and recordings necessary to create and perfect the liens granted to the Collateral Agent hereunder in the Collateral with respect to which perfection can occur by the filing of a UCC-1 financing statement or by the filing of any documents regarding the intellectual property of the Grantor, or for the exercise by the Collateral Agent of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral, have been made;

                  (h) The Grantor has delivered to the Collateral Agent evidence and copies of all such filings, notices, registrations and recordings;

                  (i) Other than financing statements and other filings made in favor of the Collateral Agent, no effective UCC financing statement, filing made for any intellectual property, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been filed and copies of which have been delivered to the Collateral Agent and (y) financing statements or other instruments filed in connection with Permitted Liens;

                  (j) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral, except (x) for the filings referred to in the preceding clauses (g) and (h), and (y) as may be required by laws generally affecting the offering and sale of securities; and

                  (k) All information supplied by the Grantor with respect to any of the Collateral is accurate in all material respects.

                                  ARTICLE IV.

               ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES

                  SECTION 4.1 ACCESS; RIGHT OF INSPECTION. The Collateral Agent shall at all times have full and free access during normal business hours, upon reasonable prior notice, all of the books, correspondence and Records and the Collateral Records of the Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Collateral Agent, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall, during normal business hours, upon reasonable prior notice, also have the right to enter any premises of the Grantor and inspect any property of the Grantor where any of the Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

                  SECTION 4.2 FURTHER ASSURANCES.

                  (a) The Grantor agrees that from time to time, at its own expense, it shall promptly execute and deliver all further instruments and documents (including any agreements relating to the grant or confirmation of the security interests in and liens on the intellectual property of the Grantor), and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall:

                           (i) execute and file such financing or continuation
statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and

                           (ii) at the Collateral Agent's request, appear in and
defend any action or proceeding that may affect the Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

                  (b) The Grantor hereby authorizes the Collateral Agent to file (with or without signatures of any party) any Record or Records, including without limitation financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interests granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interests in the Collateral, including without limitation describing such property as "all assets" or "all personal property." To the extent permitted under applicable law, the Grantor hereby agrees that it will not file any Record or Records, including without limitation financing or continuation statements, and amendments thereto, relating to the Collateral, in any jurisdiction or filing office (other than Records that may reflect any Permitted Liens on the Collateral, and other than Records that must be filed in the ordinary course of business), without the prior written consent of the Collateral Agent.

                                   ARTICLE V.

                                    COVENANTS

                  As long as any of the Note Obligations remain outstanding, the Grantor agrees with the Collateral Agent that:

                  SECTION 5.1 GENERALLY. The Grantor shall (a) except for the Permitted Liens, not create or suffer to exist any lien or security interest upon or with respect to any of the Collateral; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of the Collateral Documents or any requirement of law; and (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted by the Purchase Agreement.

                  SECTION 5.2 MAINTENANCE OF PERFECTED SECURITY INTERESTS; FURTHER DOCUMENTATION.

                  (a) The Grantor will maintain the security interests created by this Agreement as perfected security interests and shall defend such security interests against the claims and demands of all Persons.

                  (b) Upon request, the Grantor will furnish to the Collateral Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request.

                  SECTION 5.3 CHANGES IN LOCATIONS, NAME, ETC.

                  (a) Except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, the Grantor will not:

                           (i) change its state of incorporation or the location
of its chief executive office or sole place of business from those in effect on the date hereof; or

                           (ii) change its name, identity or corporate
structure, not including dissolution, to such an extent that any financing statement filed by the Grantor in connection with this Agreement would become misleading.

                  (b) The Grantor will keep and maintain at its own cost and expense satisfactory and complete Records of the Collateral, including a Record of all payments received and all credits granted with respect to the Collateral and all other dealings in or with the Collateral.

                                  ARTICLE VI.

                                USE OF PROCEEDS

                  SECTION 6.1 PROCEEDS. Except as expressly provided elsewhere in this Agreement or in the Intercreditor Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against the Note Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Noteholder) and all advances made by the Collateral Agent for the account of the Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Notes or the other Collateral Documents, all in accordance with the terms hereof or thereof; second, to the extent of any excess, to the payment of all other Note Obligations for the ratable benefit of the Noteholders in the priorities set forth in the Intercreditor Agreement and in the Notes; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                                  ARTICLE VII.

                 STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

                  SECTION 7.1 STANDARD OF CARE. The powers conferred on the Collateral Agent hereunder and under the other Collateral Documents are solely to protect its interest, for the benefit and on behalf of the Noteholders, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or thereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be paid by the Grantor. The provisions of this Section 7.1 are subject to the limitations set forth in the Intercreditor Agreement.

                                 ARTICLE VIII.

                    ADDITIONAL RIGHTS OF THE COLLATERAL AGENT

                  SECTION 8.1 THE COLLATERAL AGENT APPOINTMENT AS
ATTORNEY-IN-FACT.

                  (a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate and lawful action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement; provided that the Collateral Agent agrees that it will not exercise any rights under such power of attorney and pursuant to this Section 8.1 unless an Event of Default, shall exist and be continuing.

                  (b) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 8.1, together with interest thereon at a rate per annum equal to the prime commercial lending rate of Citibank, N.A. (or its successor) from the date of payment by the Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

                  (c) The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated, and the security interest created hereby is released, by the Collateral Agent.

                  SECTION 8.2 NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Noteholders in the Collateral and shall not impose any duty upon the Collateral Agent or any of the Noteholders to exercise any such powers. The Collateral Agent and the Noteholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their affiliates, officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                                  ARTICLE IX.

                              REMEDIAL PROVISIONS

                  SECTION 9.1 UCC AND OTHER REMEDIES. During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any office of the Collateral Agent or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  SECTION 9.2 NO LIABILITY OF COLLATERAL AGENT. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under and in respect of any agreement or instrument that constitutes part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any such agreement or instrument. The Collateral Agent shall have no obligation or liability under any such agreement or instrument by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating thereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such agreement or instrument to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                                   ARTICLE X.

                                COLLATERAL AGENT

                  SECTION 10.1 APPOINTMENT OF COLLATERAL AGENT. By its execution of this Agreement, each Noteholder appoints Warburg Pincus Private Equity VIII, L.P. as Collateral Agent hereunder and under the other Collateral Documents. The Collateral Agent hereby agrees to act upon the express conditions contained herein and in the other Collateral Documents, as applicable. The provisions of this Article 10 are solely for the benefit of the Collateral Agent and the Noteholders, and the Grantor shall not have any rights as third party beneficiary of any of the provisions of this Article 10. In performing its functions and duties hereunder, the Collateral Agent shall act solely as agent of the Noteholders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Grantor or any affiliate thereof (other than a Noteholder). Each Noteholder hereby authorizes the Collateral Agent to act as such for its benefit and for the benefit of the other Noteholders hereunder and under the other Collateral Documents.

                  SECTION 10.2 POWERS AND DUTIES. Each Noteholder irrevocably authorizes the Collateral Agent to take such action on such Noteholder's behalf and to exercise such powers, rights and remedies hereunder and under the other Collateral Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Collateral Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof or any of the other Collateral Documents, a fiduciary relationship in respect of any Noteholder, and nothing herein or in any of the other Collateral Documents, expressed or implied, is intended to or shall be construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the other Collateral Documents except as expressly set forth herein or therein. Each Noteholder irrevocably authorizes the Collateral Agent to act upon the instructions and directions of the Requisite Holders to consent to amendments to or waivers of this Agreement, the Intercreditor Agreement and any other Collateral Document so long as such instruction, direction, amendment or waiver is made with or approved by the consent of the Requisite Holders.

                  SECTION 10.3 GENERAL IMMUNITY.

                  (a) No Responsibility for Certain Matters. The Collateral Agent shall not be responsible to any Noteholder for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or of any other Collateral Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or other documents furnished or made by the Collateral Agent to any Noteholder or by or on behalf of the Grantor to the Collateral Agent or any Noteholder in connection with the Collateral Documents or the transactions contemplated hereby or thereby or for the financial condition or business affairs of the Grantor or any other Person liable for the payment of any Note Obligations, nor shall the Collateral Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Collateral Documents or as to the use of the proceeds of the Notes or as to the existence or possible existence of any Event of Default.

                  (b) Exculpatory Provisions. Neither the Collateral Agent nor any of its partners, members, officers, directors, employees or agents shall be liable to any Noteholder for any action taken or omitted by the Collateral Agent under or in connection with any of the Collateral Documents, except to the extent caused by such Collateral Agent's gross negligence or willful misconduct. The Collateral Agent shall be entitled to refrain from any act or the taking of any action in connection with any of the Collateral Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received instructions in respect thereof from the Requisite Holders and, upon receipt of such instructions from the Requisite Holders, the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be in-house attorneys or attorneys for the Grantor), accountants, experts and other professional advisors selected it; and (ii) no Noteholder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent's acting or (where so instructed) refraining from acting hereunder or any of the other Collateral Documents in accordance with the instructions of the Requisite Holders.

                  SECTION 10.4 COLLATERAL AGENT ENTITLED TO ACT AS NOTEHOLDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Collateral Agent in its individual capacity as a Noteholder. With respect to its holding of Notes, the Collateral Agent, in its individual capacity, shall have the same rights and powers hereunder as any other Noteholder and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Noteholder" shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent, in its individual capacity, and its affiliates, may invest in the securities of and generally engage in any type of business with the Grantor or any of its affiliates as if it were not performing the duties specified herein, and may accept consideration from the Grantor or its affiliates without having to account for the same to the Noteholders.

                  SECTION 10.5 NOTEHOLDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS. Each Noteholder represents and warrants to the Collateral Agent and to each other Noteholder that it has made its own independent investigation of the financial condition and affairs of the Grantor and its subsidiaries in connection with the Notes and that it has made and shall continue to make its own appraisal of the creditworthiness of the Grantor and its subsidiaries. The Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to make any such investigation or any appraisal on behalf of Noteholders or to provide any Noteholder with any credit or other information with respect thereto, whether coming into its possession before the issuance of the Notes or at any time thereafter, and the Collateral Agent shall have no responsibility with respect to the accuracy of or the completeness of any information provided to Noteholders.

                  SECTION 10.6 RIGHT TO INDEMNITY. Each Noteholder, in proportion to its percentage ownership of the outstanding Notes, severally agrees to indemnify the Collateral Agent, to the extent that the Collateral Agent shall not have been reimbursed by the Grantor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Collateral Documents or otherwise in its capacity as the Collateral Agent in any way relating to or arising out of this Agreement or the other Collateral Documents; provided, that no Noteholder shall be liable for any portion or such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Noteholder to indemnify the Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Noteholder's percentage ownership of the outstanding Notes and provided further that this sentence shall not be deemed to require any Noteholder to indemnify the Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

                  SECTION 10.7 SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign at any time by giving at least thirty (30) days' prior written notice thereof to the Noteholders and the Grantor, and the Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Grantor and the Collateral Agent and signed by the Requisite Holders. Upon any such notice of resignation or any such removal, the Requisite Holders shall have the right, upon five (5) Business Days' notice to the Grantor, to appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held under the Collateral Documents, together with all Records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Collateral Documents.

                  SECTION 10.8 COLLATERAL DOCUMENTS.

                  (a) Agent under Collateral Document. Each Noteholder hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Noteholders, to be the agent for and representative of the Noteholders with respect to the Collateral and the Collateral Documents. Without further consent or authorization from the Noteholders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral (i) that is the subject of a Permitted Sale or (ii) to which the Requisite Holders have otherwise consented.

                  (b) Right to Realize on Collateral. Anything contained in any of the Collateral Documents to the contrary notwithstanding, the Grantor, the Collateral Agent and each Noteholder hereby agree that no Noteholder shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Noteholders in accordance with the terms hereof, and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Noteholder may be the purchaser of any or all of such Collateral at any such sale, and the Collateral Agent, as agent for and representative of the Noteholders (but not any Noteholder or Noteholders in its or their respective individual capacities unless the Requisite Holders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Note Obligations as a credit on account of the purchase price for any Collateral at such sale.

                  SECTION 10.9 INTERCREDITOR AGREEMENT. Each Noteholder hereby acknowledges that it has reviewed the terms and provisions of the Intercreditor Agreement and hereby authorizes the Collateral Agent (or confirms its authorization to) to enter into and act pursuant to the Intercreditor Agreement on behalf of such Noteholder.

                                  ARTICLE XI.

                            INTERCREDITOR AGREEMENT

                  SECTION 11.1 INTERCREDITOR AGREEMENT CONTROLS. The rights and obligations of the parties hereto are subject to the provisions of the Intercreditor Agreement, and in the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and the provisions of this Agreement or any of the other Collateral Documents, the provisions of the Intercreditor Agreement shall control.

                                  ARTICLE XII.

                                  MISCELLANEOUS

                  SECTION 12.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except with the written agreement of the Grantor and the Collateral Agent, which may act on behalf of the Noteholders with the consent of the Requisite Holders as set forth in Section 10.2 herein.

                  SECTION 12.2 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 12.1) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  SECTION 12.3 INDEMNIFICATION. Notwithstanding the issuance and delivery of any of the Notes, and regardless of any investigation at any time made by or on behalf of the Noteholders or of any knowledge or information that the Collateral Agent or the Noteholders may have, the Grantor shall indemnify and agrees to fully defend, save and hold the Collateral Agent and the Noteholders and their affiliates harmless if any such party shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys', consultants' and experts' fees, including such fees incurred in any action or proceeding between the Grantor and the Collateral Agent on behalf of the Noteholders or involving any third party), or in connection with the execution, delivery or performance of the Collateral Documents, or any of the transactions contemplated thereby, except for any matters resulting from the gross negligence or willful misconduct of the Collateral Agent or the Noteholders.

                  SECTION 12.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the Collateral Agent and the Grantor and their successors and assigns; provided, that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  SECTION 12.5 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

                  SECTION 12.6 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 12.7 TERMINATION AND RELEASE.

                  (a) At the earlier of the (i) date the Note Obligations shall have been paid in cash and otherwise performed in full and (ii) the date all of the Notes are exchanged upon the closing of a Qualified Transaction in accordance with the terms of the Purchase Agreement, this Agreement shall terminate (other than the provisions (x) of the first sentence of Section 10.6 hereof and (y) of Section 12.3 hereof) and the Collateral shall be released from the liens created hereby (all without delivery of any .instrument or performance of any act by any party), and all rights to the Collateral shall revert to the Grantor. At the request and sole expense of the Grantor following any such termination, the Collateral Agent shall deliver to the Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a manner permitted by the Collateral Documents, the Collateral Agent at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably requested for the release of the liens created hereby on such Collateral.

                  (c) This Agreement, the other Collateral Documents and the security interests granted herein shall remain in full force and effect and continue to be effective if at any time payment and performance of the Note Obligations, or any part thereof, is, pursuant to applicable law, avoided, rescinded or reduced in amount, or must otherwise be restored or returned by the Collateral Agent or any Noteholder, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is avoided, rescinded, reduced, restored or returned, the Note Obligations and the security interests granted herein shall be reinstated and the Note Obligations shall be deemed reduced only by such amount paid and not so avoided, rescinded, reduced, restored or returned.

                  SECTION 12.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  SECTION 12.9 ENTIRE AGREEMENT. This Agreement, together with the schedule attached hereto and any applicable provisions of the Purchase Agreement, the Collateral Documents and the Intercreditor Agreement, represents the entire agreement of the parties and supercedes all prior agreements and understandings relating to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                        PROXIM CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WARBURG PINCUS PRIVATE EQUITY VIII,
                                        L.P. as Collateral Agent

                                        By: WARBURG, PINCUS & CO.
                                               its General Partner

                                        By: ____________________________________
                                            Name: Jeffrey A. Harris
                                            Title: Partner

         The undersigned Noteholders join in the execution of this Agreement for the purpose of accepting and agreeing to the provisions of Articles X and XI hereof.

                                        WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By: WARBURG, PINCUS & CO.,
                                               its General Partner

                                        By: ____________________________________
                                            Name: Jeffrey A. Harris
                                            Title: Partner

                                        BROADVIEW CAPITAL PARTNERS L.P.

                                        By: Broadview Capital Partners
                                            Management LLC
                                              its General Partner

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        BROADVIEW CAPITAL PARTNERS
                                        QUALIFIED PURCHASER FUND L.P.

                                        By: Broadview Capital Partners
                                            Management LLC
                                               its General Partner

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        BROADVIEW CAPITAL PARTNERS AFFILIATES
                                        FUND LLC

                                        By: Broadview Capital LLC
                                              its Manager

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   SCHEDULE A

                                   COLLATERAL

                  The Collateral includes, without limitation, all of the Grantor's right, title and interest in and to the following assets, properties, rights and interests. All terms used herein have the meanings set forth in
Article 9 of the UCC (as those definitions may be amended from time to time under the UCC), except as otherwise set forth below.

                  All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located;

                  All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of the Grantor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

                  All contract rights and general intangibles, now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, commercial tort claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Grantor arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Grantor, whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, insurance policies covering the Collateral and key man life insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Grantor;

                  All documents, cash, money, Receivables, deposit accounts, securities, securities entitlements, securities accounts, investment property (including, without limitation, all shares of capital stock, limited liability company interests, partnership interests, interests in Delaware business trusts or other trusts), financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments, chattel paper, electronic chattel paper and tangible chattel paper now owned or hereafter acquired;

                  All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

                  To the extent not otherwise included above, all Collateral Records, Receivable Records, supporting obligations and Collateral Support related to the foregoing.

                                                                       EXHIBIT E

                                     FORM OF

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT, dated as of July __, 2004 (this "Agreement"), is by and among SILICON VALLEY BANK ("SVB"), WARBURG PINCUS PRIVATE EQUITY VIII, L.P., as collateral agent for the Noteholders (as herein defined) (in such capacity, the "Collateral Agent"), PROXIM CORPORATION (the "Company") and PROXIM WIRELESS NETWORKS, INC., WIRELESSHOME CORPORATION and PROXIM INTERNATIONAL HOLDINGS, INC. (formerly Western Multiplex International Holdings, Inc.), each of which is a wholly-owned subsidiary of the Company (collectively the "Guaranteeing Subsidiaries").

                                  WITNESSETH:

         WHEREAS, reference is made to those certain SVB Agreements (as herein defined) pursuant to which the Company has granted a security interest in and lien on the SVB Parent Collateral (as herein defined) to SVB and to those certain SVB Subsidiary Agreements (as herein defined), pursuant to which the Guaranteeing Subsidiaries have guaranteed the obligations of the Company under the SVB Agreements and have granted security interests in and liens on the SVB Subsidiary Collateral (as herein defined);

         WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of July 27, 2004 (the "Purchase Agreement"), by and among the Company and the purchasers named therein (the "Purchasers"), pursuant to which, subject to the conditions set forth therein, the parties thereto have agreed to the issuance by the Company of $10 million in aggregate principal amount of secured promissory notes (the "Notes") to the Purchasers (the Purchasers and the other holders from time to time of the Notes being referred to herein collectively as the "Noteholders");

         WHEREAS, reference is made to that certain Pledge and Security Agreement, dated as of even date herewith (the "Pledge and Security Agreement"), by and among the Company, the Collateral Agent and the Purchasers (for the purposes of agreeing to and accepting the provisions set forth in Article X and
Article XI therein), pursuant to which the Company is granting liens on and security interests in the Collateral (as defined in the Pledge and Security Agreement) as security for the full, prompt and complete payment and performance when due of the Note Obligations (as defined herein);

         WHEREAS, reference is made to those certain Subsidiary Guaranties, dated as of even date herewith (collectively the "Subsidiary Guaranties"), by each of the Guaranteeing Subsidiaries in favor of the Noteholders, and (ii) those certain Subsidiary Pledge and Security Agreements, dated as of even date herewith (collectively the "Subsidiary Pledge and Security Agreements"), by and among each of the Guaranteeing Subsidiaries and the Collateral Agent;

         WHEREAS, the Pledge and Security Agreement and the Subsidiary Pledge and Security Agreements provide that the ranking and priority of the security interests and liens granted thereunder shall be governed in accordance with the provisions set forth herein; and

         WHEREAS, in connection with the Pledge and Security Agreement and the Subsidiary Pledge and Security Agreements, the parties wish to enter into this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby set forth and agree as follows:

         SECTION 1 Definitions.

         1.1 Definitions. Terms used but not otherwise defined herein shall have the meanings provided in the Purchase Agreement. As used herein:

         "Bankruptcy Code" means the United States Bankruptcy Code.

         "Bankruptcy Event" means any voluntary or involuntary bankruptcy, insolvency, receivership or other statutory or common law proceeding or arrangement involving the Company or any Guaranteeing Subsidiary or the readjustment of its liabilities or any assignment for the benefit of its creditors or any marshalling of its assets or liabilities.

         "Event of Default" has the meaning given to it in the Notes.

         "Note Guaranty Obligations" means the obligations of the Guaranteeing Subsidiaries under the Subsidiary Guaranties in favor of the Noteholders.

         "Note Obligations" has the meaning given to it in the Pledge and Security Agreement.

         "Noteholder Collateral" means "Collateral," as defined in the Noteholder Collateral Documents.

         "Noteholder Collateral Documents" means the Pledge and Security Agreement, the Subsidiary Pledge and Security Agreements, any intellectual property security agreement and any and all other security agreements, pledge agreements, deeds of trust, security deeds and like instruments establishing or otherwise giving effect to the liens on and security interests in the Noteholder Collateral, including Uniform Commercial Code financing statements and notice filings in respect of intellectual property, in each case as amended or modified.

         "Requisite Holders" has the meaning given to it in the Pledge and Security Agreement.

         "SVB Agreements" means collectively the following (as the same have been previously modified or amended and as the same may hereafter be modified or amended from time to time): (a) the Loan and Security Agreement, dated as of December 27, 2002 and as amended on March 18, 2003, between SVB and the Company;
(b) the Intellectual Property Security Agreement, dated as of December 27, 2002, between SVB and the Company; (c) the Letter Agreement, dated June 13, 2003, between SVB and the Company; (d) the Accounts Receivable Financing

Agreement, dated as of June 13, 2003, between SVB and the Company; (e) the Temporary Overadvance Agreement, dated as of June 23, 2003, between SVB and the Company; (f) all present and future documents, instruments and agreements relating to the foregoing and (g) all schedules, exhibits and annexes attached to the foregoing.

         "SVB Collateral" means the SVB Parent Collateral and the SVB Subsidiary Collateral.

         "SVB Obligations" means all present and future indebtedness, liabilities, guarantees and other obligations of the Company or any Guaranteeing Subsidiary to SVB, including without limitation, those relating to cash management services, letters of credit and foreign exchange contracts, and interest accruing before or after any bankruptcy or insolvency proceeding is commenced by or against the Company or any Guaranteeing Subsidiary, as the case may be, provided, that the aggregate principal amount thereof does not exceed $20,000,000.

         "SVB Parent Collateral" means "Collateral," as defined in the SVB Agreements, including without limitation the assets described on Exhibit A hereto.

         "SVB Subsidiary Agreements" means collectively the following (as the same may have been previously modified or amended and as the same may hereafter be modified or amended from time to time): (a) the Continuing Guaranty, dated December 27, 2002, by the Guaranteeing Subsidiaries in favor of SVB; (b) the Security Agreement, dated December 27, 2002, between the Guaranteeing Subsidiaries and SVB; and (c) the Intellectual Property Security Agreement, dated as of December 27, 2002, between the Guaranteeing Subsidiaries and SVB.

         "SVB Subsidiary Collateral" means the collateral described in the SVB Subsidiary Security Agreement, including without limitation, the assets set forth in Exhibit B attached hereto.

         "SVB Subsidiary Security Agreement" means the Security Agreement, dated December 27, 2002, between each of the Guaranteeing Subsidiaries and SVB and all future amendments and supplements thereto.

         SECTION 2 Priority Provisions and Consent.

         2.1 Priority. (a) The parties hereto agree that, as between SVB, on the one hand, and the Collateral Agent and the Noteholders, on the other hand:

                  (i) the security interests and liens of SVB in the SVB Collateral shall be first priority security interests and liens;

                  (ii) the security interests and liens of the Collateral Agent, on behalf of the Noteholders, in the SVB Collateral to secure the Note Obligations shall be junior and subordinate to the security interests and liens therein of SVB; and

                  (iii) the provisions of clauses (i) and (ii) above shall be effective regardless of the times or order of issuance or incurrence of any of the obligations referred to in this Section 2.1 (a) , or the times of creation, attachment or perfection of any of such security interests and liens or of the order of execution of any agreements or instruments relating thereto or of the order of filing or recording of any financing statement, notice of lien or other document with respect thereto.

         (b) The parties hereto agree that, as between SVB, on the one hand, and the Collateral Agent and the Noteholders, on the other hand:

                  (i) the security interests and liens of SVB in the SVB Subsidiary Collateral shall be first priority security interests and liens;

                  (ii) the security interests and liens of the Collateral Agent, on behalf of the Noteholders, in the SVB Subsidiary Collateral to secure the Note Guaranty Obligations shall be junior and subordinate to the security interests and liens therein of SVB; and

                  (iii) the provisions of clauses (i) and (ii) above shall be effective regardless of the times or order of issuance or incurrence of any of the obligations referred to in this Section 2.1(b), or the times of creation, attachment or perfection of any of such security interests and liens or of the order of execution of any agreements or instruments relating thereto or of the order of filing or recording of any financing statement, notice of lien or other document with respect thereto.

         (c) SVB hereby consents to: (i) the issuance of the Notes by the Company to the Noteholders; (ii) the execution and delivery of the Subsidiary Guaranties; and (iii) the creation and grant of the security interests in and liens on the Noteholder Collateral to the Collateral Agent, on behalf of Noteholders, pursuant to the Loan Documents.(1)

         2.2 Proceeds of SVB Collateral. Without limiting the provisions of
Section 2.3 hereof, any amounts received by the Collateral Agent or any Noteholder on or as a result of any exercise of remedies under the Noteholder Collateral Documents with respect to, or otherwise from the proceeds of a sale or transfer or other disposition of, the SVB Collateral, or otherwise with respect to the Collateral, shall be paid over to SVB for application to the SVB Obligations in the manner provided in the SVB Agreements or the SVB Subsidiary Agreements, as the case may be.

         2.3 Limitations on Rights and Remedies. Neither the Collateral Agent nor any Noteholder shall be entitled to exercise any rights or remedies with respect to the SVB Collateral, including any right to (a) enforce any liens thereon or sell or otherwise foreclose on any portion of the SVB Collateral or
(b) request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors or make collections with respect to any portion of the SVB Collateral. The Collateral Agent will execute and deliver any and all releases and other documents that SVB may reasonably request to give effect to any such sale of or foreclosure upon SVB Collateral (subject to the rights of the Collateral Agent and the Noteholders to any SVB Collateral or proceeds thereof if such sale or foreclosure shall result in a termination of this Agreement as to SVB pursuant to Section 4.4 hereof).

----------------------
(1) Company to confirm whether any other transactions under the Purchase Agreement require SVB consent.

         2.4 No Other Beneficiaries of Lien Subordination. This Agreement and the provisions contained herein are intended only for the benefit of SVB and, to the extent provided in Section 2.1 or Section 4.4 hereof, the Noteholders, and not for the benefit of the Company or the Guaranteeing Subsidiaries or any other creditor of the Company. Neither the Company nor any Guaranteeing Subsidiary will publish or give to any creditor or prospective creditor of the Company any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination hereunder of the lien rights of the Collateral Agent, on behalf of the Noteholders, relative to the lien rights of SVB, without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of SVB and not for the benefit of any other creditor of the Company or the Company.

         2.5 Rights of SVB Not to be Impaired. No right of SVB to enforce the provisions hereof shall at any time in any way be prejudiced or impaired by any act or omission in good faith by SVB or by any noncompliance by any other party to this Agreement with the terms and provisions hereof or of any documents or instruments relating to the SVB Obligations, regardless of any knowledge thereof that SVB may have or otherwise be charged with.

         2.6 Waivers. SVB shall not have any liability or duty of any kind to the Collateral Agent or the Noteholders with respect to the SVB Collateral, except as set forth in this Agreement. The Collateral Agent and the Noteholders hereby waive and release any claim that any of them may now or hereafter have against SVB arising out of any and all actions which it, in good faith, takes or omits to take with respect to the SVB Collateral, including (a) actions with respect to the creation, perfection or continuation of liens on or security interests in such Collateral, (b) actions with respect to the foreclosure upon, sale, release or disposition of, or failure to realize upon, any of such Collateral or (c) any other action with respect to the enforcement of any provision with respect to the SVB Collateral or the valuation, use, protection or disposition of such Collateral. Notwithstanding the foregoing, SVB shall give the Collateral Agent reasonable prior notice of any foreclosure upon or disposition of any SVB Collateral by SVB.

         2.7 Remedies. The rights and remedies of SVB under the SVB Agreements and the SVB Subsidiary Agreements shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by SVB in exercising any such right shall operate as a waiver of such right, nor shall any partial or single exercise of any such right preclude its other or further exercise or the exercise of any other right.

         2.8 SVB's Rights. This is a continuing agreement of subordination of Collateral Agent's and the Noteholders' security interests, and SVB may continue, without notice to the Collateral Agent and the Noteholders, to extend credit or other accommodations or benefits, and loan monies, to or for the account of the Company in reliance hereon. SVB may at any time, in its discretion, renew or extend the time of payment of all or any SVB Obligations, amend or modify the SVB Obligations and any terms or provisions thereof (including without limitation the rate of interest thereon) or of any agreement securing the same or otherwise relating thereto, waive or release any SVB Collateral which may be held therefor at any time, and make and enter into any such agreement or agreements as SVB may deem proper or desirable relating to the SVB Obligations, without notice to or further consent from the Collateral Agent and the

Noteholders; provided, however, that the aggregate principal amount of the SVB Obligations shall not exceed $20,000,000 (plus interest and reasonable costs, fees and expenses, including without limitation reasonable attorneys fees) without the consent of the Collateral Agent. The Collateral Agent and the Noteholders waive notice of acceptance hereof, notice of the creation of any SVB Obligations, the giving or extension of any credit by SVB to the Company, or the taking, waiving or releasing of any security therefor, or the making of any modifications to any SVB Agreements (except as provided in the second sentence of this Section 2.8), and the Collateral Agent and the Noteholders waive presentment, demand, protest, notice of protest, notice of default, and all other notices to which the Collateral Agent and the Noteholders might otherwise be entitled, except as herein expressly set forth.

         2.9 Agreement Not to Transfer Notes Without Consent. Each Noteholder agrees that it will not transfer any Note held by it (other than to transfer any Note to the Company for cancellation or to exchange any Note upon the closing of a Qualified Transaction in accordance with the terms of the Purchase Agreement) without causing the transferee or assignee to execute a written acknowledgment accepting the terms and conditions of this Agreement.

         2.10 Receipt in Trust. In the event that, notwithstanding the foregoing, any payment shall be made to the Collateral Agent or a Noteholder that is not permitted by Section 2.2 hereof, such payment shall be received and held in trust for SVB and shall be paid over and delivered forthwith to SVB or its representative for application to the SVB Obligations in the manner provided in the SVB Agreements; provided, further that as to any payments to which SVB is not entitled, such payments shall be received and held in trust for the Noteholders for application to the Note Obligations in the manner provided in the Loan Documents.

         2.11 Company Agreement. The Company agrees that any Event of Default shall constitute a default and an event of default under the SVB Agreements.

         SECTION 3 Intercreditor Arrangements in Bankruptcy.

         (a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Company or any Guaranteeing Subsidiary shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

         (b) Except as otherwise specifically permitted in this Section 3, until the SVB Obligations have been paid in full and all financing commitments under the SVB Agreements have expired or been terminated, the Collateral Agent will not assert, without the written consent of SVB, any claim, motion or objection in respect of the SVB Collateral or the Noteholder Collateral in connection with any Bankruptcy Event (other than a claim or assertion that SVB has acted in bad faith or in violation of law) which could otherwise be asserted or raised in connection with such Bankruptcy Event by the Collateral Agent or a Noteholder as a creditor of the Company or such Guaranteeing Subsidiary, as the case may be, including without limitation any claim, motion or objection seeking or opposing adequate protection or relief from the automatic stay in respect of the SVB Collateral or the Noteholder Collateral.

         (c) Without limiting the generality of the foregoing, the Collateral Agent agrees that if a Bankruptcy Event occurs, (i) SVB may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Collateral Agent or the Noteholders as holders of an interest in the Noteholder Collateral; (ii) SVB may provide postpetition financing for the Company or any Guaranteeing Subsidiary pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Collateral Agent or the Noteholders as holders of an interest in the Noteholder Collateral, and neither the Collateral Agent nor the Noteholders shall oppose such financing; (iii) neither the Collateral Agent nor the Noteholders shall oppose the Company's use of cash collateral on the basis that their interest in the Noteholder Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by SVB in good faith; and (iv) neither the Collateral Agent nor the Noteholders shall oppose any sale or other disposition of any assets comprising part of the Noteholder Collateral free and clear of security interests and liens of any party, including the Noteholders, under Section 363 of the Bankruptcy Code on the basis that the interest of the Noteholders in the Noteholder Collateral is impaired by such sale or inadequately protected as a result of such sale if SVB has consented in good faith to such sale or disposition of such assets.

         (d) The Collateral Agent agrees that it will not initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of the SVB Agreements or the SVB Subsidiary Agreements, (ii) challenging the validity, enforceability or unavoidability of any claim of SVB with respect to the SVB Collateral, (iii) challenging the perfection, enforceability or unavoidability of any liens securing the SVB Collateral or
(iv) asserting any such claims which the Company or any Guaranteeing Subsidiary may hold with respect to SVB or the SVB Obligations.

         (e) To the extent that SVB receives payments or transfers on the SVB Obligations or proceeds of the SVB Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy or other applicable law, then, to the extent of such payment or proceeds received, the SVB Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect enjoying all rights and benefits of this Agreement as if such payments or proceeds had not been received by SVB.

         (f) Notwithstanding any other provision of this Section 3, the Collateral Agent and each Noteholder shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Noteholders, including without limitation any claims secured by the Noteholder Collateral, or challenging the perfection, enforceability or unavoidability of any liens securing the Noteholder Collateral.

         SECTION 4 Miscellaneous.

         4.1 Successors. This Agreement is being entered into for the benefit of SVB, the Collateral Agent and the Noteholders and shall be binding upon all of the parties hereto.

         4.2 Further Assurances. The Company, each Guaranteeing Subsidiary and the Collateral Agent will, at the Company's expense, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that SVB may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable SVB to exercise and enforce its rights and remedies hereunder. The Company, each Guaranteeing Subsidiary and SVB will, at the Company's expense and as soon as practical after the payment in full of the SVB Obligations and expiration or termination of the financing commitments under the SVB Agreements, promptly execute, deliver and file any and all further instruments and documents necessary to evidence the termination of the liens granted under the SVB Agreements or the SVB Subsidiary Agreements.

         4.3 Notices; Amendments etc.

         (a) All notices, requests and demands to or upon the parties to this Agreement to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three business days after being deposited in the mail, postage prepaid or (iii) one business day after being sent by priority overnight mail with an internationally recognized overnight delivery carrier or
(iv) if by telecopy or facsimile, when received, at the addresses or transmission numbers for notices set forth as follows or to such other address or transmission number as may be hereafter notified in writing by the respective parties hereto:

         SVB:                       SILICON VALLEY BANK

                                    2400 Geng Road
                                    Suite 200, Palo Alto CA 94303
                                    Attention: Maria Fischer Leaf
                                    Facsimile: (650) 320-0016

         COLLATERAL AGENT AND       C/O WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
         NOTEHOLDERS:               466 Lexington Avenue
                                    New York, New York 10017
                                    Attention: Larry Bettino
                                    Facsimile: (212) 878-9361

         COMPANY AND GUARANTEEING   PROXIM CORPORATION
         SUBSIDIARIES:              935 Stewart Drive
                                    Sunnyvale, CA 94085
                                    Attention: Chief Financial Officer
                                    Facsimile: (408) 731-3680

         (b) This Agreement may be amended and the terms hereof may be waived only with the written consent of each of SVB and the Collateral Agent, which may act on behalf of the Noteholders with the consent of the Requisite Holders pursuant to Section 10.2 of the Pledge and Security Agreement, and, in the case of any such amendment or waiver that would adversely affect the Company or any Guaranteeing Subsidiary, the Company.

         4.4 Termination. This Agreement shall terminate upon payment in full of the SVB Obligations and expiration or termination of the financing commitments under the SVB Agreements.

         4.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         4.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         4.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. At SVB's option, all actions and proceedings, to which SVB is a party, based upon, arising out of or relating to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, and the Collateral Agent consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California.

         4.8 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date shown above.

                                        SILICON VALLEY BANK

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WARBURG PINCUS PRIVATE EQUITY VIII,
                                        L.P., as Collateral Agent

                                        By: Warburg, Pincus & Co.
                                               its General Partner

                                        By: ____________________________________
                                            Name: Jeffrey A. Harris
                                            Title: Partner

                                        PROXIM CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        PROXIM WIRELESS NETWORKS, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        WIRELESSHOME CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        PROXIM INTERNATIONAL HOLDINGS, INC.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                   EXHIBIT "A"

         All right, title and interest of Company in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all Company's books relating to any of the above.

         As used above in this Exhibit A, the following terms have the following meanings:

         "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Company.

         "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

         "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Company connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

         "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Company's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

         "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.

                                   EXHIBIT "B"

         All right, title and interest of the Guaranteeing Subsidiaries in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all of the Guaranteeing Subsidiaries' books relating to any of the above.

         As used above in this Exhibit B, the following terms have the following meanings:

         "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to the Guaranteeing Subsidiaries.

         "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

         "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

         "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

         "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Guaranteeing Subsidiaries connected with and symbolized by any such trademarks; (f) computer software and computer software products;
(g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above;
(j) all licenses or other rights to use any property or rights of a type described above.

         "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Guaranteeing Subsidiaries' custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

         "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

         "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.